Exhibit 10.1

navpoint REAL ESTATE GROUP	NavPoint Real Estate Group Matt Call Ph: 720-420-7530 Fax: 720-240-0762

The printed portions of this form, except differentiated additions, have been approved by the Colorado Real Estate Commission (CBS3-8-13) (Mandatory 1-14)
THIS FORM HAS IMPORTANT LEGAL CONSEQUENCES AND THE PARTIES SHOULD CONSULT LEGAL AND TAX OR OTHER COUNSEL BEFORE SIGNING.
CONTRACT TO BUY AND SELL REAL ESTATE
(COMMERCIAL)
(☒ Property with No Residences)
(☐ Property with Residences-Residential Addendum Attached)
Date:   10/16/2015
AGREEMENT
1.  AGREEMENT.  Buyer, identified in § 2.1, agrees to buy, and Seller, identified in § 2.3, agrees to sell, the Property described below on the terms and conditions set forth in this contract (Contract).
2.  PARTIES AND PROPERTY.
2.1.  Buyer.  Buyer, NIEBUR GOLF DEVELOPMENT, LLC, a Colorado Limited Liability Company, will take title to the Property described below as
☐ Joint Tenants  ☐ Tenants in Common  ☒Other
sole fee owner.
2.2.  Assignability and Inurement.  This Contract ☐ Is ☒ Is Not assignable by Buyer without Seller's prior written consent.  Except as so restricted, this Contract inures to the benefit of and is binding upon the heirs, personal representatives, successors and assigns of the parties.
2.3.  Seller.  Seller, VENAXIS, INC. (f/k/a: AspenBio Inc or AspenBio Pharma Inc), is the current owner of the Property described below.
2.4.  Property.  The Property is the following legally described real estate in the County of Douglas    , Colorado:
LOT 1 BLOCK 1 BROOKSIDE BUSINESS CENTER FILING NO 5 known as No. 1585 S Perry Street, Castle Rock, CO 80104, together with the interests, easements, rights, benefits, improvements and attached fixtures appurtenant thereto, and all interest of Seller in vacated streets and alleys adjacent thereto, except as herein excluded (Property).

2.5.  Inclusions.  The Purchase Price includes the following items (Inclusions):
2.5.1.  Fixtures.  If attached to the Property on the date of this Contract, the following items are included unless excluded under Exclusions (§ 2.6): lighting, heating, plumbing, ventilating and air conditioning fixtures, inside telephone, network and coaxial (cable) wiring and connecting blocks/jacks, floor coverings, intercom systems, sprinkler systems and controls, garage door openers including      n/a      remote controls.

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Buyer(s) Intials /s/ JN	Seller(s) Intials /s/ JM

Other Fixtures:  n/a
 If any fixtures are attached to the Property after the date of this Contract, such additional fixtures are also included in the Purchase Price.
2.5.2.  Personal Property.  If on the Property, whether attached or not, on the date of this Contract, the following items are included unless excluded under Exclusions (§ 2.6): storm windows, storm doors, window and porch shades, awnings, blinds, screens, window coverings, curtain rods, drapery rods, heating stoves, storage sheds and all keys.  If checked, the following are included:   ☒ Water Softeners  ☒ Smoke/Fire Detectors  ☒ Carbon Monoxide Alarms  ☒ Security Systems  ☐ Satellite Systems (including satellite dishes).
Other Personal Property:  See Addendum
The Personal Property to be conveyed at Closing must be conveyed by Seller free and clear of all taxes (except personal property taxes for the year of Closing), liens and encumbrances, except
 n/a.  Conveyance will be by bill of sale or other applicable legal instrument.
2.5.3.  Trade Fixtures.  With respect to trade fixtures, Seller and Buyer agree as follows:  n/a
The Trade Fixtures to be conveyed at Closing will be conveyed by Seller free and clear of all taxes (except personal property taxes for the year of Closing), liens and encumbrances, except
n/a.  Conveyance will be by bill of sale or other applicable legal instrument.
2.5.4.  Parking and Storage Facilities.  ☐ Use Only ☒ Ownership of the following facilities:   any parking spaces located within Property boundaries; and ☐ Use Only ☐ Ownership of the following storage facilities:  n/a    .
2.6.    Exclusions.  The following items are excluded (Exclusions):  n/a      .
2.7.  Water Rights, Well Rights, Water and Sewer Taps.
☐         2.7.1.       Deeded Water Rights.  The following legally described water rights:
n/a.  Any deeded water rights will be conveyed by a good and sufficient
n/a   deed at Closing.

☐         2.7.2.            Other Rights Relating to Water.  The following rights relating to water not included in §§ 2.7.1, 2.7.3, 2.7.4 and 2.7.5, will be transferred to Buyer at Closing: n/a

☐          2.7.3.            Well Rights.  Seller agrees to supply required information to Buyer about the well.  Buyer understands that if the well to be transferred is a "Small Capacity Well" or a "Domestic Exempt Water Well" used for ordinary household purposes, Buyer must, prior to or at Closing, complete a Change in Ownership form  for the well.  If an existing well has not been registered with the Colorado Division of Water Resources in the Department of Natural Resources (Division), Buyer must complete a registration of existing well form for the well and pay the cost of registration.  If no person will be providing a closing service in connection with the transaction, Buyer must file the form with the Division within sixty days after Closing.  The Well Permit # is n/a       .

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Buyer(s) Intials /s/ JN	Seller(s) Intials /s/ JM

☐           2.7.4.    Water Stock Certificates:  The water stock certificates to be transferred at Closing are as follows:  n/a  .

2.7.5.   Water and Sewer Taps.  Note: Buyer is advised to obtain, from the provider, written confirmation of the amount remaining to be paid, if any, time and other restrictions for transfer and use of the taps.

2.7.6.   Conveyance.  If Buyer is to receive any rights to water pursuant to § 2.7.2 (Other Rights Relating to Water), § 2.7.3 (Well Rights), or § 2.7.4 (Water Stock Certificates), Seller agrees to convey such rights to Buyer by executing the applicable legal instrument at Closing.

3.  DATES AND DEADLINES.
Item No.	Reference	Event	Date or Deadline
1	§4.3	Alternative Earnest Money Deadline	5 Days After MEC
Title
2	§8.1	Record Title Deadline	7 Days After MEC
3	§8.2	Record Title Objection Deadline	14 Days After MEC
4	§8.3	Off-Record Title Deadline	7 Days After MEC
5	§8.3	Off-Record Title Objection Deadline	14 Days After MEC
6	§8.4	Title Resolution Deadline	30 Days After MEC
7	§8.6	Right of First Refusal Deadline	n/a
Owners' Association
8	§7.3	Association Documents Deadline	n/a
9	§7.4	Association Documents Objection Deadline	n/a
Seller's Property Disclosure
10	§10.1	Seller's Property Disclosure Deadline	n/a
Loan and Credit
11	§5.1	Loan Application Deadline	7 Days After MEC
12	§5.2	Loan Objection Deadline	45 Days After MEC
13	§5.3	Buyer's Credit Information Deadline	n/a
14	§5.3	Disapproval of Buyer's Credit Information Deadline	n/a
15	§5.4	Existing Loan Documents Deadline	n/a
16	§5.4	Existing Loan Documents Objection Deadline	n/a
17	§5.4	Loan Transfer Approval Deadline	n/a
18	§4.7	Seller or Private Financing Deadline	n/a
Appraisal
19	§6.2	Appraisal Deadline	40 Days After MEC
20	§6.2	Appraisal Objection Deadline	45 Days After MEC
Survey
21	§9.1	Current Survey Deadline	40 Days After MEC
22	§9.2	Current Survey Objection Deadline	45 Days After MEC
23	§9.3	Current Survey Resolution Deadline	50 Days After MEC
Inspection and Due Diligence
24	§10.2	Inspection Objection Deadline	45 Days After MEC
25	§10.3	Inspection Resolution Deadline	50 Days After MEC
26	§10.5	Property Insurance Objection Deadline	45 Days After MEC
27	§10.6	Due Diligence Documents Delivery Deadline	7 Days After MEC

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Buyer(s) Intials /s/ JN	Seller(s) Intials /s/ JM

Item No.	Reference	Event	Date or Deadline
28	§10.6	Due Diligence Documents Objection Deadline	45 Days After MEC
29	§10.6	Due Diligence Documents Resolution Deadline	50 Days After MEC
30	§10.6	Environmental Inspection Objection Deadline	45 Days After MEC
31	§10.6	ADA Evaluation Objection Deadline	45 Days After MEC
32	§10.7	Conditional Sale Deadline	n/a
33	§11.1	Tenant Estoppel Statements Deadline	n/a
34	§11.2	Tenant Estoppel Statements Objection Deadline	n/a
Closing and Possession
35	§12.3	Closing Date	75 Days After MEC
36	§17	Possession Date	AT CLOSING
37	§17	Possession Time	AT CLOSING
38	§28	Acceptance Deadline Date	10/16/2015	Friday
39	§28	Acceptance Deadline Time	11:59 PM MST
40	n/a	n/a	n/a
41	n/a	n/a	n/a

3.1.  Applicability of Terms.  Any box checked in this Contract means the corresponding provision applies.  Any box, blank or line in this Contract left blank or completed with the abbreviation "N/A", or the word "Deleted" means such provision, including any deadline, is not applicable and the corresponding provision of this Contract to which reference is made is deleted.
The abbreviation "MEC" (mutual execution of this Contract) means the date upon which both parties have signed this Contract.
4.                  PURCHASE PRICE AND TERMS.
4.1.  Price and Terms.  The Purchase Price set forth below is payable in U.S. Dollars by Buyer as follows:
Item No.	Reference	Item	Amount	Amount
1	§ 4.1	Purchase Price	$4,053,000.00
2	§ 4.3	Earnest Money		$25,000.00
3	§ 4.5	New Loan		$3,037,500.00
4	§ 4.6	Assumption Balance
5	§ 4.7	Private Financing
6	§ 4.7	Seller Financing
7	n/a	n/a
8	n/a	n/a
9	4.4	Cash at Closing		$990,500.00
10		TOTAL	$4,053,000.00	$4,053,000.00

4.2.  Seller Concession.  Seller, at Closing, will credit, as directed by Buyer, an amount of $      n/a        to assist with any or all of the following: Buyer's closing costs (Seller Concession).  Seller Concession is in addition to any sum Seller has agreed to pay or credit Buyer elsewhere in this Contract.  Seller Concession will be reduced to the extent it exceeds the aggregate of what is allowed by Buyer's lender as set forth in the Closing Statement at Closing.
4.3.  Earnest Money.  The Earnest Money set forth in this section, in the form of Check or Wire      , will be payable to and held by Land Title Guarantee Company, Castle Rock     (Earnest Money Holder), in its trust account, on behalf of both Seller and Buyer.  The Earnest Money deposit must be tendered, by Buyer, with this Contract unless the parties mutually agree to an Alternative Earnest Money Deadline (§ 3) for its payment.  The parties authorize delivery of the Earnest Money deposit to the company conducting the Closing (Closing Company), if any, at or before Closing.  In the event Earnest Money Holder has agreed to have interest on Earnest Money deposits transferred to a fund established for the purpose of providing affordable housing to Colorado residents, Seller and Buyer acknowledge and agree that any interest accruing on the Earnest Money deposited with the Earnest Money Holder in this transaction will be transferred to such fund.

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Buyer(s) Intials /s/ JN	Seller(s) Intials /s/ JM

4.3.1.  Alternative Earnest Money Deadline.  The deadline for delivering the Earnest Money, if other than at the time of tender of this Contract, is as set forth as the Alternative Earnest Money Deadline (§ 3).
4.3.2.  Return of Earnest Money.  If Buyer has a Right to Terminate and timely terminates, Buyer is entitled to the return of Earnest Money as provided in this Contract.  If this Contract is terminated as set forth in § 25 and, except as provided in § 24, if the Earnest Money has not already been returned following receipt of a Notice to Terminate, Seller agrees to execute and return to Buyer or Broker working with Buyer, written mutual instructions (e.g., Earnest Money Release form), within three days of Seller's receipt of such form.
4.4.  Form of Funds; Time of Payment; Available Funds.
4.4.1.  Good Funds.  All amounts payable by the parties at Closing, including any loan proceeds, Cash at Closing and closing costs, must be in funds that comply with all applicable Colorado laws, including electronic transfer funds, certified check, savings and loan teller's check and cashier's check (Good Funds).
4.4.2.  Time of Payment; Available Funds.  All funds, including the Purchase Price to be paid by Buyer, must be paid before or at Closing or as otherwise agreed in writing between the parties to allow disbursement by Closing Company at Closing OR SUCH NONPAYING PARTY WILL BE IN DEFAULT.  Buyer represents that Buyer, as of the date of this Contract, ☒ Does ☐ Does Not have funds that are immediately verifiable and available in an amount not less than the amount stated as Cash at Closing in § 4.1.
4.5.  New Loan.
4.5.1.  Buyer to Pay Loan Costs.  Buyer, except as provided in § 4.2, if applicable, must timely pay Buyer's loan costs, loan discount points, prepaid items and loan origination fees, as required by lender.
4.5.2.  Buyer May Select Financing.  Buyer may pay in cash or select financing appropriate and acceptable to Buyer, including a different loan than initially sought, except as restricted in § 4.5.3 or § 30 (Additional Provisions).
4.5.3.  Loan Limitations.  Buyer may purchase the Property using any of the following types of loans:  ☒ Conventional    ☒ Other   n/a.
4.6.  Assumption.  (Omitted as inapplicable)
4.7.  Seller or Private Financing.  (Omitted as inapplicable)

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Buyer(s) Intials /s/ JN	Seller(s) Intials /s/ JM

TRANSACTION PROVISIONS
5.  FINANCING CONDITIONS AND OBLIGATIONS.
5.1.  Loan Application.  If Buyer is to pay all or part of the Purchase Price by obtaining one or more new loans (New Loan), or if an existing loan is not to be released at Closing, Buyer, if required by such lender, must make an application verifiable by such lender, on or before Loan Application Deadline (§ 3) and exercise reasonable efforts to obtain such loan or approval.
5.2.  Loan Objection.  If Buyer is to pay all or part of the Purchase Price with a New Loan, this Contract is conditional upon Buyer determining, in Buyer's sole subjective discretion, whether the New Loan is satisfactory to Buyer, including its availability, payments, interest rate, terms, conditions, and cost of such New Loan.  This condition is for the sole benefit of Buyer.  Buyer has the Right to Terminate under § 25.1, on or before Loan Objection Deadline (§ 3), if the New Loan is not satisfactory to Buyer, in Buyer's sole subjective discretion.  IF SELLER IS NOT IN DEFAULT AND DOES NOT TIMELY RECEIVE BUYER'S WRITTEN NOTICE TO TERMINATE, BUYER'S EARNEST MONEY WILL BE NONREFUNDABLE, except as otherwise provided in this Contract (e.g., Appraisal, Title, Survey).
5.3.  Credit Information.  If an existing loan is not to be released at Closing, this Contract is conditional (for the sole benefit of Seller) upon Seller's approval of Buyer's financial ability and creditworthiness, which approval will be at Seller's sole subjective discretion.  Accordingly: (1) Buyer must supply to Seller by Buyer's Credit Information Deadline (§ 3), at Buyer's expense, information and documents (including a current credit report) concerning Buyer's financial, employment and credit condition; (2) Buyer consents that Seller may verify Buyer's financial ability and creditworthiness; and (3) any such information and documents received by Seller must be held by Seller in confidence, and not released to others except to protect Seller's interest in this transaction.  If the Cash at Closing is less than as set forth in § 4.1 of this Contract, Seller has the Right to Terminate under § 25.1, on before Closing.  If Seller disapproves of Buyer's financial ability or creditworthiness, in Seller's sole subjective discretion, Seller has the Right to Terminate under § 25.1, on or before Disapproval of Buyer's Credit Information Deadline (§ 3).
5.4.  Existing Loan Review.  If an existing loan is not to be released at Closing, Seller must deliver copies of the loan documents (including note, deed of trust, and any modifications) to Buyer by Existing Loan Documents Deadline (§ 3).  For the sole benefit of Buyer, this Contract is conditional upon Buyer's review and approval of the provisions of such loan documents.  Buyer has the Right to terminate under § 25.1, on or before Existing Loan Documents Objection Deadline (§ 3), based on any unsatisfactory provision of such loan documents, in Buyer's sole subjective discretion.  If the lender's approval of a transfer of the Property is required, this Contract is conditional upon Buyer's obtaining such approval without change in the terms of such loan, except as set forth in § 4.6.  If lender's approval is not obtained by Loan Transfer Approval Deadline (§ 3), this Contract will terminate on such deadline.  Seller has the Right to Terminate under § 25.1, on or before Closing, in Seller's sole subjective discretion, if Seller is to be released from liability under such existing loan and Buyer does not obtain such compliance as set forth in § 4.6.

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Buyer(s) Intials /s/ JN	Seller(s) Intials /s/ JM

6.  APPRAISAL PROVISIONS.
6.1.  Lender Property Requirements.  If the lender imposes any requirements or repairs (Requirements) to be made to the Property (e.g., roof repair, repainting), beyond those matters already agreed to by Seller in this Contract, Seller has the Right to Terminate under § 25.1, (notwithstanding § 10 of this Contract), on or before three days following Seller's receipt of the Requirements, based on any unsatisfactory Requirements, in Seller's sole subjective discretion.  Seller's Right to Terminate in this § 6.1 does not apply if, on or before any termination by Seller pursuant to this § 6.1: (1) the parties enter into a written agreement regarding the Requirements; or (2) the Requirements have been completed; or (3) the satisfaction of the Requirements is waived in writing by Buyer.
6.2.  Appraisal Condition.  The applicable Appraisal provision set forth below applies to the respective loan type set forth in § 4.5.3, or if a cash transaction (i.e. no financing), § 6.2.1 applies.
6.2.1.  Conventional/Other.  Buyer has the sole option and election to terminate this Contract if the Property's valuation, determined by an appraiser engaged on behalf of Buyer or Buyer's Lender    , is less than the Purchase Price.  The appraisal must be received by Buyer or Buyer's lender on or before Appraisal Deadline (§ 3).  Buyer has the Right to Terminate under § 25.1, on or before Appraisal Objection Deadline (§ 3), if the Property's valuation is less than the Purchase Price and Seller's receipt of either a copy of such appraisal or written notice from lender that confirms the Property's valuation is less than the Purchase Price.  This § 6.2.1 is for the sole benefit of Buyer.
6.3.  Cost of Appraisal.  Cost of any appraisal to be obtained after the date of this Contract must be timely paid by ☒ Buyer ☐ Seller.  The cost of the appraisal may include any and all fees paid to the appraiser, appraisal management company, lender's agent or all three.
7.  OWNERS' ASSOCIATION.  This Section is applicable if the Property is located within a Common Interest Community and subject to such declaration.
7.1.  Owners' Association Documents.  Owners' Association Documents (Association Documents) consist of the following:
7.1.1.  All Owners' Association declarations, articles of incorporation, bylaws, articles of organization, operating agreements, rules and regulations, party wall agreements;
7.1.2.  Minutes of most recent annual owners' meeting;
7.1.3.  Minutes of any directors' or managers' meetings during the six-month period immediately preceding the date of this Contract.  If none of the preceding minutes exist, then the most recent minutes, if any (§§ 7.1.1, 7.1.2 and 7.1.3, collectively, Governing Documents); and
7.1.4.  The most recent financial documents which consist of: (1) annual and most recent balance sheet, (2) annual and most recent income and expenditures statement, (3) annual budget, (4) reserve study, and (5) notice of unpaid assessments, if any (collectively, Financial Documents).

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Buyer(s) Intials /s/ JN	Seller(s) Intials /s/ JM

7.2.  Common Interest Community Disclosure.  THE PROPERTY IS LOCATED WITHIN A COMMON INTEREST COMMUNITY AND IS SUBJECT TO THE DECLARATION FOR SUCH COMMUNITY.  THE OWNER OF THE PROPERTY WILL BE REQUIRED TO BE A MEMBER OF THE OWNERS' ASSOCIATION FOR THE COMMUNITY AND WILL BE SUBJECT TO THE BYLAWS AND RULES AND REGULATIONS OF THE ASSOCIATION.  THE DECLARATION, BYLAWS, AND RULES AND REGULATIONS WILL IMPOSE FINANCIAL OBLIGATIONS UPON THE OWNER OF THE PROPERTY, INCLUDING AN OBLIGATION TO PAY ASSESSMENTS OF THE ASSOCIATION.  IF THE OWNER DOES NOT PAY THESE ASSESSMENTS, THE ASSOCIATION COULD PLACE A LIEN ON THE PROPERTY AND POSSIBLY SELL IT TO PAY THE DEBT.  THE DECLARATION, BYLAWS, AND RULES AND REGULATIONS OF THE COMMUNITY MAY PROHIBIT THE OWNER FROM MAKING CHANGES TO THE PROPERTY WITHOUT AN ARCHITECTURAL REVIEW BY THE ASSOCIATION (OR A COMMITTEE OF THE ASSOCIATION) AND THE APPROVAL OF THE ASSOCIATION.  PURCHASERS OF PROPERTY WITHIN THE COMMON INTEREST COMMUNITY SHOULD INVESTIGATE THE FINANCIAL OBLIGATIONS OF MEMBERS OF THE ASSOCIATION.  PURCHASERS SHOULD CAREFULLY READ THE DECLARATION FOR THE COMMUNITY AND THE BYLAWS AND RULES AND REGULATIONS OF THE ASSOCIATION.
7.3.  Association Documents to Buyer.
☐            7.3.1.    Seller to Provide Association Documents.  Seller will cause the Association Documents to be provided to Buyer, at Seller's expense, on or before Association Documents Deadline (§ 3).

☐            7.3.2.      Seller Authorizes Association.  Seller authorizes the Association to provide the Association Documents to Buyer, at Seller's expense.

              7.3.3.      Seller's Obligation.  Seller's obligation to provide the Association Documents is fulfilled upon Buyer's receipt of the Association Documents, regardless of who provides such documents.  Note:  If neither box in this § 7.3 is checked, the provisions of § 7.3.1 apply.

      7.4.  Conditional on Buyer's Review.  Buyer has the right to review the Association Documents.  Buyer has the Right to Terminate under § 25.1, on or before Association Documents Objection Deadline (§ 3), based on any unsatisfactory provision in any of the Association Documents, in Buyer's sole subjective discretion.  Should Buyer receive the Association Documents after Association Documents Deadline (§ 3), Buyer, at Buyer's option, has the Right to Terminate under § 25.1 by Buyer's Notice to Terminate received by Seller on or before ten days after Buyer's receipt of the Association Documents.  If Buyer does not receive the Association Documents, or if Buyer's Notice to Terminate would otherwise be required to be received by Seller after Closing Date (§ 3), Buyer's Notice to Terminate must be received by Seller on or before Closing.  If Seller does not receive Buyer's Notice to Terminate within such time, Buyer accepts the provisions of the Association Documents as satisfactory, and Buyer waives any Right to Terminate under this provision, notwithstanding the provisions of § 8.6.  (Right of First Refusal or Contract Approval).

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Buyer(s) Intials /s/ JN	Seller(s) Intials /s/ JM

8.  TITLE INSURANCE, RECORD TITLE AND OFF-RECORD TITLE.
8.1.  Evidence of Record Title.
☒                                        8.1.1.           Seller Selects Title Insurance Company.  If this box is checked, Seller will select the title insurance company to furnish the owner's title insurance policy at Seller's expense.  On or before Record Title Deadline (§ 3), Seller must furnish to Buyer, a current commitment for owner's title insurance policy (Title Commitment), in an amount equal to the Purchase Price, or if this box is checked, ☐ an Abstract of Title certified to a current date.  Seller will cause the title insurance policy to be issued and delivered to Buyer as soon as practicable at or after Closing.
☐                           8.1.2.            Buyer Selects Title Insurance Company.  If this box is checked, Buyer will select the title insurance company to furnish the owner's title insurance policy at Buyer's expense.  On or before Record Title Deadline (§ 3), Buyer must furnish to Seller, a current commitment for owner's title insurance policy (Title Commitment), in an amount equal to the Purchase Price.
If neither box in § 8.1.1 or § 8.1.2 is checked, § 8.1.1 applies.
8.1.3.  Owner's Extended Coverage (OEC).  The Title Commitment ☒Will  ☐Will Not commit to delete or insure over the standard exceptions which relate to: (1) parties in possession, (2) unrecorded easements, (3) survey matters, (4) unrecorded mechanics' liens, (5) gap period (effective date of commitment to date deed is recorded), and (6) unpaid taxes, assessments and unredeemed tax sales prior to the year of Closing (OEC).  If the title insurance company agrees to provide an endorsement for OEC, any additional premium expense to obtain an endorsement for OEC will be paid by ☐Buyer
☒Seller ☐One-Half by Buyer and One-Half by Seller ☐Other:  See Addendum           .
Note: The title insurance company may not agree to delete or insure over any or all of the standard exceptions.
8.1.4.  Title Documents.  Title Documents consist of the following: (1) copies of any plats, declarations, covenants, conditions and restrictions burdening the Property, and (2) copies of any other documents (or, if illegible, summaries of such documents) listed in the schedule of exceptions (Exceptions) in the Title Commitment furnished to Buyer (collectively, Title Documents).
8.1.5.  Copies of Title Documents.  Buyer must receive, on or before Record Title Deadline (§ 3), copies of all Title Documents.  This requirement pertains only to documents as shown of record in the office of the clerk and recorder in the county where the Property is located.  The cost of furnishing copies of the documents required in this Section will be at the expense of the party or parties obligated to pay for the owner's title insurance policy.
8.1.6.  Existing Abstracts of Title.  Seller must deliver to Buyer copies of any abstracts of title covering all or any portion of the Property (Abstract of Title) in Seller's possession on or before Record Title Deadline (§ 3).
8.2.  Record Title.  Buyer has the right to review and object to the Abstract of Title or Title Commitment and any of the Title Documents as set forth in § 8.4 (Right to Object to Title, Resolution) on or before Record Title Objection Deadline (§ 3).  Buyer's objection may be based on any unsatisfactory form or content of Title Commitment or Abstract of Title, notwithstanding § 13, or any other unsatisfactory title condition, in Buyer's sole subjective discretion.  If the Abstract of Title, Title Commitment or Title Documents are not received by Buyer on or before the Record Title Deadline (§ 3), or if there is an endorsement to the Title Commitment that adds a new Exception to title, a copy of the new Exception to title and the modified Title Commitment will be delivered to Buyer.  Buyer has until the earlier of Closing or ten days after receipt of such documents by Buyer to review and object to: (1) any required Title Document not timely received by Buyer, (2) any change to the Abstract of Title, Title Commitment or Title Documents, or (3) any endorsement to the Title Commitment.  If Seller receives Buyer's Notice to Terminate or Notice of Title Objection, pursuant to this § 8.2 (Record Title), any title objection by Buyer is governed by the provisions set forth in § 8.4 (Right to Object to Title, Resolution).  If Seller has fulfilled all Seller's obligations, if any, to deliver to Buyer all documents required by § 8.1 (Evidence of Record Title) and Seller does not receive Buyer's Notice to Terminate or Notice of Title Objection by the applicable deadline specified above, Buyer accepts the condition of title as disclosed by the Abstract of Title, Title Commitment and Title Documents as satisfactory.

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Buyer(s) Intials /s/ JN	Seller(s) Intials /s/ JM

8.3.  Off-Record Title.  Seller must deliver to Buyer, on or before Off-Record Title Deadline (§ 3), true copies of all existing surveys in Seller's possession pertaining to the Property and must disclose to Buyer all easements, liens (including, without limitation, governmental improvements approved, but not yet installed) or other title matters (including, without limitation, rights of first refusal and options) not shown by public records, of which Seller has actual knowledge (Off-Record Matters).  Buyer has the right to inspect the Property to investigate if any third party has any right in the Property not shown by public records (e.g., unrecorded easement, boundary line discrepancy or water rights).  Buyer's Notice to Terminate or Notice of Title Objection of any unsatisfactory  condition (whether disclosed by Seller or revealed by such inspection, notwithstanding § 8.2 and § 13), in Buyer's sole subjective discretion, must be received by Seller on or before Off-Record Title Objection Deadline (§ 3).  If an Off-Record Matter is received by Buyer after the Off-Record Title Deadline (§ 3), Buyer has until the earlier of Closing or ten days after receipt by Buyer to review and object to such Off-Record Matter.  If Seller receives Buyer's Notice to Terminate or Notice of Title Objection pursuant to this § 8.3 (Off-Record Title), any title objection by Buyer and this Contract are governed by the provisions set forth in § 8.4 (Right to Object to Title, Resolution).  If Seller does not receive Buyer's Notice to Terminate or Notice of Title Objection by the applicable deadline specified above, Buyer accepts title subject to such rights, if any, of third parties of which Buyer has actual knowledge.
8.4.  Right to Object to Title, Resolution.  Buyer's right to object to any title matters includes, but is not limited to those matters set forth in §§ 8.2 (Record Title), 8.3 (Off-Record Title) and 13 (Transfer of Title), in Buyer's sole subjective discretion.  If Buyer objects to any title matter, on or before the applicable deadline, Buyer has the following options:
8.4.1.  Title Objection, Resolution.  If Seller receives Buyer's written notice objecting to any  title matter (Notice of Title Objection) on or before the applicable deadline, and if Buyer and Seller have not agreed to a written settlement thereof on or before Title Resolution Deadline (§ 3), this Contract will terminate on the expiration of Title Resolution Deadline (§ 3), unless Seller receives Buyer's written withdrawal of Buyer's Notice of Title Objection (i.e., Buyer's written notice to waive objection to such items and waives the Right to Terminate for that reason), on or before expiration of Title Resolution Deadline (§ 3).  If either the Record Title Deadline or the Off-Record Title Deadline, or both, are extended to the earlier of Closing or ten days after receipt of the applicable documents by Buyer, pursuant to § 8.2 (Record Title) or § 8.3 (Off-Record Title), the Title Resolution Deadline also will be automatically extended to the earlier of Closing or fifteen days after Buyer's receipt of the applicable documents; or

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8.4.2.  Title Objection, Right to Terminate.  Buyer may exercise the Right to Terminate under § 25.1, on or before the applicable deadline, based on any unsatisfactory title matter, in Buyer's sole subjective discretion.
8.5.  Special Taxing Districts.  SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS.  PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND TAX TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES.  BUYERS SHOULD INVESTIGATE THE SPECIAL TAXING DISTRICTS IN WHICH THE PROPERTY IS LOCATED BY CONTACTING THE COUNTY TREASURER, BY REVIEWING THE CERTIFICATE OF TAXES DUE FOR THE PROPERTY, AND BY OBTAINING FURTHER INFORMATION FROM THE BOARD OF COUNTY COMMISSIONERS, THE COUNTY CLERK AND RECORDER, OR THE COUNTY ASSESSOR.
Buyer has the Right to Terminate under § 25.1, on or before Off-Record Title Objection Deadline (§ 3), based on any unsatisfactory effect of the Property being located within a special taxing district, in Buyer's sole subjective discretion.
8.6.  Right of First Refusal or Contract Approval.  If there is a right of first refusal on the Property or a right to approve this Contract, Seller must promptly submit this Contract according to the terms and conditions of such right.  If the holder of the right of first refusal exercises such right or the holder of a right to approve disapproves this Contract, this Contract will terminate.  If the right of first refusal is waived explicitly or expires, or the Contract is approved, this Contract will remain in full force and effect.  Seller must promptly notify Buyer in writing of the foregoing.  If expiration or waiver of the right of first refusal or approval of this Contract has not occurred on or before Right of First Refusal Deadline (§ 3), this Contract will then terminate.
8.7.  Title Advisory.  The Title Documents affect the title, ownership and use of the Property and should be reviewed carefully.  Additionally, other matters not reflected in the Title Documents may affect the title, ownership and use of the Property, including, without limitation, boundary lines and encroachments, set-back requirements, area, zoning, building code violations, unrecorded easements and claims of easements, leases and other unrecorded agreements, water on or under the Property, and various laws and governmental regulations concerning land use, development and environmental matters.  The surface estate may be owned separately from the underlying mineral estate, and transfer of the surface estate does not necessarily include transfer of the mineral rights or water rights.  Third parties may hold interests in oil, gas, other minerals, geothermal energy or water on or under the Property, which interests may give them rights to enter and use the Property.  Such matters, and others, may be excluded from or not covered by the owner's title insurance policy.  Buyer is advised to timely consult legal counsel with respect to all such matters as there are strict time limits provided in this Contract [e.g., Record Title Objection Deadline (§ 3) and Off-Record Title Objection Deadline (§ 3)].
9.  CURRENT SURVEY REVIEW.
9.1.  Current Survey Conditions.  If the box in § 9.1.1 or § 9.1.2 is checked, Buyer, the issuer of the Title Commitment or the provider of the opinion of title if an Abstract of Title, and Buyer or Buyer's Lender    will receive Improvement Location Certificate, Improvement Survey Plat or other form of survey set forth in § 9.1.2 (collectively, Current Survey), on or before Current Survey Deadline (§ 3).  The Current Survey will be certified by the surveyor to all those who are to receive the Current Survey.

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☐          9.1.1.          Improvement Location Certificate.  If the box in this § 9.1.1 is checked, ☐Seller  ☒Buyer will order or provide, and pay, on or before Closing, the cost of an Improvement Location Certificate.

☒                              9.1.2.               Other Survey.  If the box in this § 9.1.2 is checked, a Current Survey, other than an Improvement Location Certificate, will be an ☐Improvement Survey Plat or ☒ALTA Survey.  The parties agree that payment of the cost of the Current Survey and obligation to order or provide the Current Survey as follows:

Buyer to order and pay for a Survey as required by Buyer's lender and/or title company.
9.2.  Current Survey Objection.  Buyer has the right to review and object to the Current Survey.  If the Current Survey is not timely received by Buyer or is unsatisfactory to Buyer, in Buyer's sole subjective discretion, Buyer may, on or before Current Survey Objection Deadline (§ 3), notwithstanding § 8.3 or § 13:
9.2.1.  Notice to Terminate.  Notify Seller in writing that this Contract is terminated; or
9.2.2.  Current Survey Objection.  Deliver to Seller a written description of any matter that was to be shown or is shown in the Current Survey that is unsatisfactory and that Buyer requires Seller to correct.
9.3.  Current Survey Resolution.  If a Current Survey Objection is received by Seller, on or before Current Survey Objection Deadline (§ 3), and if Buyer and Seller have not agreed in writing to a settlement thereof on or before Current Survey Resolution Deadline (§ 3), this Contract will terminate on the Current Survey Resolution Deadline (§ 3), unless Seller receives Buyer's written withdrawal of the Current Survey Objection before such termination, i.e., on or before expiration of Current Survey Resolution Deadline (§ 3).
DISCLOSURE, INSPECTION AND DUE DILIGENCE
10.  PROPERTY DISCLOSURE, INSPECTION, INDEMNITY, INSURABILITY AND DUE DILIGENCE.
10.1.  Seller's Property Disclosure.  ~~On or before Seller's Property Disclosure Deadline (§ 3), Seller agrees to deliver to Buyer the most current version of the applicable Colorado Real Estate Commission's Seller's Property Disclosure form completed by Seller to Seller's actual knowledge, current as of the date of this Contract.~~  SEE ADDENDUM.
10.2.  Inspection Objection.  Unless otherwise provided in this Contract, Buyer acknowledges that Seller is conveying the Property to Buyer in an "as is" condition, "where is" and "with all faults." Colorado law requires that Seller disclosure to Buyer any latent defects actually known by Seller.  Disclosure of latent defects must be in writing.  Buyer, acting in good faith, has the right to have inspections (by one or more third parties, personally or both) of the Property and Inclusions (Inspection), at Buyer's expense.  If (1) the physical condition of the Property, including, but not limited to, the roof, walls, structural integrity of the Property, the electrical, plumbing, HVAC and other mechanical systems of the Property, (2) the physical condition of the Inclusions, (3) service to the Property (including utilities and communication services), systems and components of the Property (e.g. heating and plumbing), (4) any proposed or existing transportation project, road, street or highway, or (5) any other activity, odor or noise (whether on or off the Property) and its effect or expected effect on the Property or its occupants is unsatisfactory, in Buyer's sole subjective discretion, Buyer may, on or before Inspection Objection Deadline (§ 3):

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10.2.1.  Notice to Terminate.  Notify Seller in writing that this Contract is terminated; or
10.2.2.  Inspection Objection.  Deliver to Seller a written description of any unsatisfactory physical condition that Buyer requires Seller to correct.
10.3.  Inspection Resolution.  If an Inspection Objection is received by Seller, on or before Inspection Objection Deadline (§ 3), and if Buyer and Seller have not agreed in writing to a settlement thereof on or before Inspection Resolution Deadline (§ 3), this Contract will terminate on Inspection Resolution Deadline (§ 3) unless Seller receives Buyer's written withdrawal of the Inspection Objection before such termination, i.e., on or before expiration of Inspection Resolution Deadline (§ 3).
10.4.  Damage, Liens and Indemnity.  Buyer, except as otherwise provided in this Contract or other written agreement between the parties, is responsible for payment for all inspections, tests, surveys, engineering reports, or other reports performed at Buyer's request (Work) and must pay for any damage that occurs to the Property and Inclusions as a result of such Work.  Buyer must not permit claims or liens of any kind against the Property for Work performed on the Property.  Buyer agrees to indemnify, protect and hold Seller harmless from and against any liability, damage, cost or expense incurred by Seller and caused by any such Work, claim, or lien.  This indemnity includes Seller's right to recover all costs and expenses incurred by Seller to defend against any such liability, damage, cost or expense, or to enforce this section, including Seller's reasonable attorney fees, legal fees and expenses.  The provisions of this section survive the termination of this Contract.  This § 10.4 does  not apply to items performed pursuant to an Inspection Resolution.
10.5.  Insurability.  Buyer has the right to review and object to the availability, terms and conditions of and premium for property insurance (Property Insurance).  Buyer has the Right to Terminate under § 25.1, on or before Property Insurance Objection Deadline (§ 3), based on any unsatisfactory provision of the Property Insurance, in Buyer's sole subjective discretion.
10.6.  Due Diligence.
10.6.1.  Due Diligence Documents.  If the respective box is checked, Seller agrees to deliver copies of the following documents and information pertaining to the Property (Due Diligence Documents) to Buyer on or before Due Diligence Documents Delivery Deadline (§ 3):
☐                  10.6.1.1.                   All contracts relating to the operation, maintenance and management of the Property;

☐                  10.6.1.2.                            Property tax bills for the last 2 years;

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☐                10.6.1.3.                   As-built construction plans to the Property and the tenant improvements, including architectural, electrical, mechanical, and structural systems, engineering reports, and permanent Certificates of Occupancy, to the extent now available;

☐                10.6.1.4.                            A list of all Inclusions to be conveyed to Buyer;

☐                10.6.1.5.                            Operating statements for the past 2 years;

☐                10.6.1.6.                            A rent roll accurate and correct to the date of this Contract;

☐                10.6.1.7.                            All current leases, including any amendments or other occupancy agreements, pertaining to the Property.  Those leases or other occupancy agreements pertaining to the Property that survive Closing are as follows (Leases):  n/a

☐                10.6.1.8.                            A schedule of any tenant improvement work Seller is obligated to complete but has not yet been completed and capital improvement work either scheduled or in process on the date of this Contract;

☐                10.6.1.9.                            All insurance policies pertaining to the Property and copies of any claims which have been made for the past n/a years;

☐                10.6.1.10.                 Soils reports, Surveys and engineering reports or data pertaining to the Property (if not delivered earlier under § 8.3);

☐                10.6.1.11.                 Any and all existing documentation and reports regarding Phase I and II environmental reports, letters, test results, advisories, and similar documents respective to the existence or nonexistence of asbestos, PCB transformers, or other toxic hazardous or contaminated substances, and/or underground storage tanks and/or radon gas.  If no reports are in Seller's possession or known to Seller, Seller warrants that no such reports are in Seller's possession or known to Seller;

☐                10.6.1.12.                Any Americans with Disabilities Act reports, studies or surveys concerning the compliance of the Property with said Act;

☐                10.6.1.13.                All permits, licenses and other building or use authorizations issued by any governmental authority with jurisdiction over the Property and written notices of any violation of any such permits, licenses or use authorizations, if any; and

☒                                                       10.6.1.14.                 Other documents and information:
Seller to provide to Buyer all Due Diligence Documents currently in Seller`s possession.
10.6.2.  Due Diligence Documents Review and Objection.  Buyer has the right to review and object to Due Diligence Documents.  If the Due Diligence Documents are not supplied to Buyer or are unsatisfactory in Buyer's sole subjective discretion, Buyer, may, on or before Due Diligence Documents Objection Deadline (§ 3):
10.6.2.1  Notice to Terminate.  Notify Seller in writing that this Contract is terminated; or

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10.6.2.2  Due Diligence Documents Objection.  Deliver to Seller a written description of any unsatisfactory Due Diligence Documents that Buyer requires Seller to correct.

10.6.3.  Due Diligence Documents Resolution.  If a Due Diligence Documents Objection is received by Seller, on or before Due Diligence Documents Objection Deadline (§ 3), and if Buyer and Seller have not agreed in writing to a settlement thereof on or before Due Diligence Documents Resolution Deadline (§ 3), this Contract will terminate on Due Diligence Documents Resolution Deadline (§ 3) unless Seller receives Buyer's written withdrawal of the Due Diligence Documents Objection before such termination, i.e., on or before expiration of Due Diligence Documents Resolution Deadline (§ 3).

10.6.4.  Zoning.  Buyer has the Right to Terminate under § 25.1, on or before Due Diligence Documents Objection Deadline (§ 3), based on any unsatisfactory zoning and any use restrictions imposed by any governmental agency with jurisdiction over the Property, in Buyer's sole subjective discretion.
10.6.5.  Due Diligence - Environmental, ADA.  Buyer has the right to obtain environmental inspections of the Property including Phase I and Phase II Environmental Site Assessments, as applicable.  ☐Seller ☒Buyer will order or provide ☒ Phase I Environmental Site Assessment, ☐ Phase II Environmental Site Assessment (compliant with ASTM E1527-05 standard practices for Environmental Site Assessments) and/or ☐ n/a        , at the expense of ☐Seller ☒Buyer (Environmental Inspection).  In addition, Buyer, at Buyer's expense, may also conduct an evaluation whether the Property  complies with the Americans with Disabilities Act (ADA Evaluation).  All such inspections and evaluations must be conducted at such times as are mutually agreeable to minimize the interruption of Seller's and any Seller's tenants' business uses of the Property, if any.
If Buyer's Phase I Environmental Site Assessment recommends a Phase II Environmental Site Assessment, ~~the Environmental Inspection Objection Deadline (§ 3) will be extended by~~ 0 ~~days (Extended Environmental Inspection objection Deadline) and if such Extended Environmental Inspection Objection Deadline extends beyond the Closing Date (§ 3), the Closing Date (§ 3) will be extended a like period of time.  In such event, ☐Seller ☒Buyer must pay the cost for such Phase II Environmental Site Assessment.~~ SEE ADDENDUM.
Notwithstanding Buyer's right to obtain additional environmental inspections of the Property in this § 10.6.5, Buyer has the Right to Terminate under § 25.1, on or before Environmental Inspection Objection Deadline (§ 3), or if applicable the Extended Environmental Inspection Objection Deadline, based on any unsatisfactory results of Environmental Inspection, in Buyer's sole subjective discretion.
Buyer has the Right to Terminate under § 25.1, on or before ADA Evaluation Objection Deadline (§ 3), based on any unsatisfactory ADA Evaluation, in Buyer's sole subjective discretion.
10.7.  Conditional Upon Sale of Property.  This Contract is conditional upon the sale and closing of that certain property owned by Buyer and commonly known as  n/a  .  Buyer has the Right to Terminate under § 25.1 effective upon Seller's receipt of Buyer's Notice to Terminate on or before Conditional Sale Deadline (§ 3) if such property is not sold and closed by such deadline.  This § 10.7 is for the sole benefit of Buyer.  If Seller does not receive Buyer's Notice to Terminate on or before Conditional Sale Deadline (§ 3), Buyer waives any Right to Terminate under this provision.

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10.8.  Existing Leases; Modification of Existing Leases; New Leases.  Seller states that none of the Leases to be assigned to the Buyer at the time of Closing contain any rent concessions, rent reductions or rent abatements except as disclosed in the Lease or other writing received by Buyer.  Seller will not amend, alter, modify, extend or cancel any of the Leases nor will Seller enter into any new leases affecting the Property without the prior written consent of Buyer, which consent will not be unreasonably withheld or delayed.
11.  TENANT ESTOPPEL STATEMENTS.
11.1.  Tenant Estoppel Statements Conditions.  Buyer has the right to review and object to any Estoppel Statements.  Seller must obtain and deliver to Buyer on or before Tenant Estoppel Statements Deadline (§ 3), statements in a form and substance reasonably acceptable to Buyer, from each occupant or tenant at the Property (Estoppel Statement) attached to a copy of the Lease stating:
11.1.1.  The commencement date of the Lease and scheduled termination date of the Lease;
11.1.2.  That said Lease is in full force and effect and that there have been no subsequent modifications or amendments;
11.1.3.  The amount of any advance rentals paid, rent concessions given, and deposits paid to Seller;
11.1.4.  The amount of monthly (or other applicable period) rental paid to Seller;
11.1.5.  That there is no default under the terms of said Lease by landlord or occupant; and
11.1.6.  That the Lease to which the Estoppel is attached is a true, correct and complete copy of the Lease demising the premises it describes.
11.2.  Tenant Estoppel Statements Objection.  Buyer has the Right to Terminate under § 25.1, on or before Tenant Estoppel Statements Objection Deadline (§ 3), based on any unsatisfactory Estoppel Statement, in Buyer's sole subjective discretion, or if Seller fails to deliver the Estoppel Statements on or before Tenant Estoppel Statements Deadline (§ 3).  Buyer also has the unilateral right to waive any unsatisfactory Estoppel Statement.
CLOSING PROVISIONS
12.  CLOSING DOCUMENTS, INSTRUCTIONS AND CLOSING.
12.1.  Closing Documents and Closing Information.  Seller and Buyer will cooperate with the Closing Company to enable the Closing Company to prepare and deliver documents required for Closing to Buyer and Seller and their designees.  If Buyer is obtaining a new loan to purchase the Property, Buyer acknowledges Buyer's lender is required to provide the Closing Company, in a timely manner, all required loan documents and financial information concerning Buyer's new loan.  Buyer and Seller will furnish any additional information and documents required by Closing Company that will be necessary to complete this transaction.  Buyer and Seller will sign and complete all customary or reasonably required documents at or before Closing.

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12.2.  Closing Instructions.  Colorado Real Estate Commission's Closing Instructions ☐Are  ☒Are Not executed with this Contract.
12.3.  Closing.  Delivery of deed from Seller to Buyer will be at closing (Closing).  Closing will be on the date specified as the Closing Date (§ 3) or by mutual agreement at an earlier date.  The hour and place of Closing will be as designated by Mutual Agreement    .
12.4.  Disclosure of Settlement Costs.  Buyer and Seller acknowledge that costs, quality, and extent of service vary between different settlement service providers (e.g., attorneys, lenders, inspectors and title companies).
13.  TRANSFER OF TITLE.  Subject to tender of payment at Closing as required herein and compliance by Buyer with the other terms and provisions hereof, Seller must execute and deliver a good and sufficient Special Warranty     deed to Buyer, at Closing, conveying the Property free and clear of all taxes except the general taxes for the year of Closing.  Except as provided herein, title will be conveyed free and clear of all liens, including any governmental liens for special improvements installed as of the date of Buyer's signature hereon, whether assessed or not.  Title will be conveyed subject to:
13.1.  Those specific Exceptions described by reference to recorded documents as reflected in the Title Documents accepted by Buyer in accordance with Record Title (§ 8.2),
13.2.  Distribution utility easements (including cable TV),
13.3.  Those specifically described rights of third parties not shown by the public records of which Buyer has actual knowledge and which were accepted by Buyer in accordance with Off-Record Title (§ 8.3) and Current Survey Review (§ 9),
13.4.  Inclusion of the Property within any special taxing district, and
13.5.  Other n/a    .
14.  PAYMENT OF ENCUMBRANCES.  Any encumbrance required to be paid will be paid at or before Closing from the proceeds of this transaction or from any other source.
15.  CLOSING COSTS, CLOSING FEE, ASSOCIATION FEES AND TAXES.
15.1.  Closing Costs.  Buyer and Seller must pay, in Good Funds, their respective closing costs and all other items required to be paid at Closing, except as otherwise provided herein.
15.2.  Closing Services Fee.  The fee for real estate closing services must be paid at Closing by ☐Buyer   ☐Seller   ☒One-Half by Buyer and One-Half by Seller   ☐Other n/a    .
15.3.  Status Letter and Record Change Fees.  Any fees incident to the issuance of Association's statement of assessments (Status Letter) must be paid by ☐Buyer   ☐Seller   ☐One-Half by Buyer and One-Half by Seller.  ☒None.  Any record change fee assessed by the Association including, but not limited to, ownership record transfer fees regardless of name or title of such fee (Association's Record Change Fee) must be paid by ☐Buyer   ☐Seller   ☐One-Half by Buyer and One-Half by Seller   ☒None.

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15.4.  Local Transfer Tax.  ☐ The Local Transfer Tax of n/a  % of the Purchase Price must be paid at Closing by ☐Buyer  ☐Seller  ☐One-Half by Buyer and One-Half by Seller  ☒None.
15.5.  Private Transfer Fee.  Private transfer fees and other fees due to a transfer of the Property, payable at Closing, such as community association fees, developer fees and foundation fees, must be paid at Closing by ☐Buyer  ☐Seller  ☐One-Half by Buyer and One-Half by Seller  ☒None.  The Private Transfer fee, whether one or more, is for the following association(s): n/a     in the total amount of __________% of the Purchase Price or $__________.
15.6.  Water Transfer Fees.  The Water Transfer Fees can change.  The fees, as of the date of this Contract, do not exceed $ n/a     for:
☐Water Stock/Certificates   ☐Water District    ☐Augmentation Membership
☐Small Domestic Water Company    ☐ n/a and must be paid at Closing by ☐Buyer   ☐Seller   ☐One-Half by Buyer and One-Half by Seller    ☒None.
15.7.  Sales and Use Tax.  Any sales and use tax that may accrue because of this transaction must be paid when due by ☒Buyer   ☐Seller   ☐One-Half by Buyer and One-Half by Seller  ☐None.
16.  PRORATIONS.  The following will be prorated to the Closing Date (§ 3), except as otherwise provided:
16.1.  Taxes.  Personal property taxes, if any, special taxing district assessments, if any, and general real estate taxes for the year of Closing, based on ☐ Taxes for the Calendar Year Immediately Preceding Closing  ☒ Most Recent Mill Levy and Most Recent Assessed Valuation, or ☐ Other n/a.
16.2.  Rents.  Rents based on ☐ Rents Actually Received   ☐Accrued.  At Closing, Seller will transfer or credit to Buyer the security deposits for all Leases assigned, or any remainder after lawful deductions, and notify all tenants in writing of such transfer and of the transferee's name and address.  Seller must assign to Buyer all Leases in effect at Closing and Buyer must assume Seller's obligations under such Leases.
16.3.  Association Assessments.  Current regular Association assessments and dues (Association Assessments) paid in advance will be credited to Seller at Closing.  Cash reserves held out of the regular Association Assessments for deferred maintenance by the Association will not be credited to Seller except as may be otherwise provided by the Governing Documents.  Buyer acknowledges that Buyer may be obligated to pay the Association, at Closing, an amount for reserves or working capital.  Any special assessment assessed prior to Closing Date (§ 3) by the Association will be the obligation of ☐Buyer   ☐Seller.  Except however, any special assessment by the Association for improvements that have been installed as of the date of Buyer's signature hereon, whether assessed prior to or after Closing, will be the obligation of Seller.  Seller represents that the Association Assessments are currently payable at approximately $       n/a   per  n/a   and that there are no unpaid regular or special assessments against the Property except the current regular assessments and n/a.  Such assessments are subject to change as provided in the Governing Documents.  Seller agrees to promptly request the Association to deliver to Buyer before Closing Date (§ 3) a current Status Letter.

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16.4.  Other Prorations.  Water and sewer charges, propane, interest on continuing loan, and n/a.
16.5.  Final Settlement.  Unless otherwise agreed in writing, these prorations are final.
17.  POSSESSION.  Possession of the Property will be delivered to Buyer on Possession Date (§ 3) at Possession Time (§ 3), subject to the Leases as set forth in § 10.6.1.7.  n/a
If Seller, after Closing, fails to deliver possession as specified, Seller will be subject to eviction and will be additionally liable to Buyer for payment of $    n/a   per day (or any part of a day notwithstanding § 18.1) from Possession Date (§ 3) and Possession Time (§ 3) until possession is delivered.
GENERAL PROVISIONS
18.  DAY; COMPUTATION OF PERIOD OF DAYS, DEADLINE.
18.1.  Day.  As used in this Contract, the term "day" means the entire day ending at 11:59 p.m., United States Mountain Time (Standard or Daylight Savings as applicable).
18.2.  Computation of Period of Days, Deadline.  In computing a period of days, when the ending date is not specified, the first day is excluded and the last day is included, (e.g., three days after MEC).  If any deadline falls on a Saturday, Sunday or federal or Colorado state holiday (Holiday), such deadline ☒ Will   ☐ Will Not be extended to the next day that is not a Saturday, Sunday or Holiday.  Should neither box be checked, the deadline will not be extended.
19.      CAUSES OF LOSS, INSURANCE; DAMAGE TO INCLUSIONS AND SERVICES; CONDEMNATION; AND WALK-THROUGH.  Except as otherwise provided in this Contract, the Property, Inclusions or both will be delivered in the condition existing as of the date of this Contract, ordinary wear and tear excepted.
19.1.  Causes of Loss, Insurance.  In the event the Property or Inclusions are damaged by fire, other perils or causes of loss prior to Closing in an amount of not more than ten percent of the total Purchase Price (Property Damage), Seller is obligated to repair the same before Closing Date (§ 3).  Buyer has the Right to Terminate under § 25.1, on or before Closing Date (§ 3), if the Property Damage is not repaired before Closing Date (§ 3) or if the damage exceeds such sum.  Should Buyer elect to carry out this Contract despite such Property Damage, Buyer is entitled to a credit at Closing for all insurance proceeds that were received by Seller (but not the Association, if any) resulting from such damage to the Property and Inclusions, plus the amount of any deductible provided for in such insurance policy.  Such credit must not exceed the Purchase Price.  In the event Seller has not received such insurance proceeds prior to Closing, the parties may agree to extend the Closing Date (§ 3) or, at the option of Buyer, Seller must assign such proceeds at Closing, plus credit Buyer the amount of any deductible provided for in such insurance policy, but not to exceed the total Purchase Price.
19.2.  Damage, Inclusions and Services.  Should any Inclusion or service (including utilities and communication services), system, component or fixture of the Property (collectively Service), e.g., heating or plumbing, fail or be damaged between the date of this Contract and Closing or possession, whichever is earlier, then Seller is liable for the repair or replacement of such Inclusion or Service with a unit of similar size, age and quality, or an equivalent credit, but only to the extent that the maintenance or replacement of such Inclusion or Service is not the responsibility of the Association, if any, less any insurance proceeds received by Buyer covering such repair or replacement.  If the failed or damaged Inclusion or Service is not repaired or replaced on or before Closing or possession, whichever is earlier, Buyer has the Right to Terminate under § 25.1, on or before Closing Date ( § 3), or, at the option of Buyer, Buyer is entitled to a credit at Closing for the repair or replacement of such Inclusion or Service.  Such credit must not exceed the Purchase Price.  If Buyer receives such a credit, Seller's  right for any claim against the Association, if any, will survive Closing.  Seller and Buyer are aware of the existence of pre-owned home warranty programs that may be purchased and may cover the repair or replacement of such Inclusions.

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Buyer(s) Intials /s/ JN	Seller(s) Intials /s/ JM

19.3.  Condemnation.  In the event Seller receives actual notice prior to Closing that a pending condemnation action may result in a taking of all or part of the Property or Inclusions, Seller must promptly notify Buyer, in writing, of such condemnation action.  Buyer has the Right to Terminate under § 25.1, on or before Closing Date (§ 3), based on such condemnation action, in Buyer's sole subjective discretion.  Should Buyer elect to consummate this Contract despite such diminution of value to the Property and Inclusions, Buyer is entitled to a credit at Closing for all condemnation proceeds awarded to Seller for the diminution in the value of the Property or Inclusions but such credit will not include relocation benefits or expenses, or exceed the Purchase Price.
19.4.  Walk-Through and Verification of Condition.  Buyer, upon reasonable notice, has the right to walk through the Property prior to Closing to verify that the physical condition of the Property and Inclusions complies with this Contract.
20.      RECOMMENDATION OF LEGAL AND TAX COUNSEL.  By signing this Contract, Buyer and Seller acknowledge that the respective broker has advised that this Contract has important legal consequences and has recommended the examination of title and consultation with legal and tax or other counsel before signing this Contract.
21.      TIME OF ESSENCE, DEFAULT AND REMEDIES.  Time is of the essence hereof.  If any note or check received as Earnest Money hereunder or any other payment due hereunder is not paid, honored or tendered when due, or if any obligation hereunder is not performed or waived as herein provided, the nondefaulting party has the following remedies:
21.1.  If Buyer is in Default:
☐                         21.1.1.     Specific Performance.  Seller may elect to treat this Contract as canceled, in which case all Earnest Money (whether or not paid by Buyer) will be paid to Seller and retained by Seller; and Seller may recover such damages as may be proper; or Seller may elect to treat this Contract as being in full force and effect and Seller has the right to specific performance or damages, or both.
             21.1.2.     Liquidated Damages, Applicable.  This § 21.1.2 applies unless the box in § 21.1.1. is checked.  All Earnest Money (whether or not paid by Buyer) will be paid to Seller, and retained by Seller.  Both parties will thereafter be released from all obligations hereunder.  It is agreed that the Earnest Money specified in § 4.1 is LIQUIDATED DAMAGES, and not a penalty, which amount the parties agree is fair and reasonable and (except as provided in §§ 10.4, 22, 23 and 24), said payment of Earnest Money is SELLER'S ONLY REMEDY for Buyer's failure to perform the obligations of this Contract.  Seller expressly waives the remedies of specific performance and additional damages.

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Buyer(s) Intials /s/ JN	Seller(s) Intials /s/ JM

21.2.  If Seller is in Default:  ~~Buyer may elect to treat this Contract as canceled, in which case all Earnest Money received hereunder will be returned and Buyer may recover such damages as may be proper, or Buyer may elect to treat this Contract as being in full force and effect and Buyer has the right to specific performance or damages, or both.~~  SEE ADDENDUM.
22.      LEGAL FEES, COST AND EXPENSES.  Anything to the contrary herein notwithstanding, in the event of any arbitration or litigation relating to this Contract, prior to or after Closing Date (§ 3), the arbitrator or court must award to the prevailing party all reasonable costs and expenses, including attorney fees, legal fees and expenses.
23.      MEDIATION.  If a dispute arises relating to this Contract, prior to or after Closing, and is not resolved, the parties must first proceed in good faith to submit the matter to mediation.  Mediation is a process in which the parties meet with an impartial person who helps to resolve the dispute informally and confidentially.  Mediators cannot impose binding decisions.  The parties to the dispute must agree, in writing, before any settlement is binding.  The parties will jointly appoint an acceptable mediator and will share equally in the cost of such mediation.  The mediation, unless otherwise agreed, will terminate in the event the entire dispute is not resolved within thirty days of the date written notice requesting mediation is delivered by one party to the other at the party's last known address.  This section will not alter any date in this Contract, unless otherwise agreed.
24.      EARNEST MONEY DISPUTE.  Except as otherwise provided herein, Earnest Money Holder must release the Earnest Money following receipt of written mutual instructions, signed by both Buyer and Seller.  In the event of any controversy regarding the Earnest Money, Earnest Money Holder is not required to release the Earnest Money.  Earnest Money Holder, in its sole subjective discretion, has several options: (1) wait for any proceeding between Buyer and Seller; (2) interplead all parties and deposit Earnest Money into a court of competent jurisdiction, (Earnest Money Holder is entitled to recover court costs and reasonable attorney and legal fees incurred with such action); or (3) provide notice to Buyer and Seller that unless Earnest Money Holder receives a copy of the Summons and Complaint or Claim (between Buyer and Seller) containing the case number of the lawsuit (Lawsuit) within one hundred twenty days of Earnest Money Holder's notice to the parties, Earnest Money Holder is authorized to return the Earnest Money to Buyer.  In the event Earnest Money Holder does receive a copy of the Lawsuit, and has not interpled the monies at the time of any Order, Earnest Money Holder must disburse the Earnest Money pursuant to the Order of the Court.  The parties reaffirm the obligation of Mediation (§ 23).  This Section will survive cancellation or termination of this Contract.
25.      TERMINATION.
25.1.  Right to Terminate.  If a party has a right to terminate, as provided in this Contract (Right to Terminate), the termination is effective upon the other party's receipt of a written notice to terminate (Notice to Terminate), provided such written notice was received on or before the applicable deadline specified in this Contract.  If the Notice to Terminate is not received on or before the specified deadline, the party with the Right to Terminate accepts the specified matter, document or condition as satisfactory and waives the Right to Terminate under such provision.
25.2.  Effect of Termination.  In the event this Contract is terminated, all Earnest Money received hereunder will be returned and the parties are relieved of all obligations hereunder, subject to §§ 10.4, 22, 23 and 24.

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Buyer(s) Intials /s/ JN	Seller(s) Intials /s/ JM

26.  ENTIRE AGREEMENT, MODIFICATION, SURVIVAL.  This Contract, its exhibits and specified addenda, constitute the entire agreement between the parties relating to the subject hereof, and any prior agreements pertaining thereto, whether oral or written, have been merged and integrated into this Contract.  No subsequent modification of any of the terms of this Contract is valid, binding upon the parties, or enforceable unless made in writing and signed by the parties.  Any right or obligation in this Contract that, by its terms, exists or is intended to be performed after termination or Closing survives the same.
27.  NOTICE, DELIVERY, AND CHOICE OF LAW.
27.1.  Physical Delivery.  All notices must be in writing, except as provided in § 27.2.  Any document, including a signed document or notice from or on behalf of Seller, and delivered to Buyer is effective when physically received by Buyer, any signatory on behalf of Buyer, any named individual of Buyer, any representative of Buyer, or Brokerage Firm of Broker working with Buyer (except for delivery, after Closing, of the notice requesting mediation described in § 23 and except as provided in § 27.2).  Any document, including a signed document or notice, from or on behalf of Buyer, and delivered to Seller is effective when physically received by Seller, any signatory on behalf of Seller, any named individual of Seller, any representative of Seller, or Brokerage Firm of Broker working with Seller (except for delivery, after Closing, of the notice requesting mediation described in § 23 and except as provided in § 27.2.).
27.2.  Electronic Delivery.  As an alternative to physical delivery, any document, including a signed document or written notice may be delivered in electronic form only by the following indicated methods:   ☐ Facsimile   ☒ E-mail   ☒ Internet.   If no box is checked, this § 27.2 is not applicable and § 27.1 governs notice and delivery.  Documents with original signatures will be provided upon request of any party.
27.3.  Choice of Law.  This Contract and all disputes arising hereunder are governed by and construed in accordance with the laws of the State of Colorado that would be applicable to Colorado residents who sign a contract in Colorado for property located in Colorado.
28.  NOTICE OF ACCEPTANCE, COUNTERPARTS.  This proposal will expire unless accepted in writing, by Buyer and Seller, as evidenced by their signatures below, and the offering party receives notice of such acceptance pursuant to § 27 on or before Acceptance Deadline Date (§ 3) and Acceptance Deadline Time (§ 3).  If accepted, this document will become a contract between Seller and Buyer.  A copy of this Contract may be executed by each party, separately, and when each party has executed a copy thereof, such copies taken together are deemed to be a full and complete contract between the parties.
29.  GOOD FAITH.  Buyer and Seller acknowledge that each party has an obligation to act in good faith, including but not limited to, exercising the rights and obligations set forth in the provisions of Financing Conditions and Obligations (§ 5), Title Insurance, Record Title and Off-Record Title (§ 8), Current Survey Review (§ 9) and Property Disclosure, Inspection, Indemnity, Insurability and Due Diligence (§ 10).
ADDITIONAL PROVISIONS AND ATTACHMENTS
30.  ADDITIONAL PROVISIONS.  (The following additional provisions have not been approved by the Colorado Real Estate Commission.)
See Addendum

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Buyer(s) Intials /s/ JN	Seller(s) Intials /s/ JM

31.  ATTACHMENTS.
31.1.  The following attachments are a part of this Contract:
Addendum
31.2.  The following disclosure forms are attached but are not a part of this Contract:  n/a
SIGNATURES

/s/ Joe Niebur	Date:	10/16/15
Buyer: Niebur Golf Development, LLC, a Colorado Limited Liability Company By: Joe Niebur, Manager

[NOTE: If this offer is being countered or rejected, do not sign this document.  Refer to § 32]

Seller:	By: /s/ Jeffrey McGonegal	Date:	10/16/2015
Venaxis, Inc. (f/k/a: AspenBio Inc or AspenBio Pharma Inc) By

32.  COUNTER; REJECTION.  This offer is ☐ Countered   ☐ Rejected.   Initials only of party (Buyer or Seller) who countered or rejected offer.
END OF CONTRACT TO BUY AND SELL REAL ESTATE
33.  BROKER'S ACKNOWLEDGMENTS AND COMPENSATION DISCLOSURE.  (To be completed by Broker working with Buyer)
Broker ☐ Does  ☒ Does Not acknowledge receipt of Earnest Money deposit and, while not a party to the Contract, agrees to cooperate upon request with any mediation concluded under § 23.  Broker agrees that if Brokerage Firm is the Earnest Money Holder and, except as provided in § 24, if the Earnest Money has not already been returned following receipt of a Notice to Terminate or other written notice of termination, Earnest Money Holder will release the Earnest Money as directed by the written mutual instructions.  Such release of Earnest Money will be made within five days of Earnest Money Holder's receipt of the executed written mutual instructions, provided the Earnest Money check has cleared.
Broker is working with Buyer as a ☐ Buyer's Agent ☒ Seller's Agent ☐ Transaction-Broker in this transaction.  ☐ This is a Change of Status.
Brokerage Firm's compensation or commission is to be paid by ☐ Listing Brokerage Firm ☐ Buyer  ☒ Other None.

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Buyer(s) Intials /s/ JN	Seller(s) Intials /s/ JM

Brokerage Firm's Name:  NavPoint Real Estate Group

/s/ Matt Call	Date:	10/8/2015
Broker's Name: Matt Call Address: 3740 Dacoro Lane, Suite 200 Castle Rock, CO 80109 Ph: 720-420-7530 Fax: 720-240-0762 Email: matt.call@navpointre.com

34.  BROKER'S ACKNOWLEDGMENTS AND COMPENSATION DISCLOSURE.  (To be completed by Broker working with Seller)
Broker ☐ Does ☒ Does Not acknowledge receipt of Earnest Money deposit and, while not a party to the Contract, agrees to cooperate upon request with any mediation concluded under § 23.  Broker agrees that if Brokerage Firm is the Earnest Money Holder and, except as provided in § 24, if the Earnest Money has not already been returned following receipt of a Notice to Terminate or other written notice of termination, Earnest Money Holder will release the Earnest Money as directed by the written mutual instructions.  Such release of Earnest Money will be made within five days of Earnest Money Holder's receipt of the executed written mutual instructions, provided the Earnest Money check has cleared.
Broker is working with the Seller as a ☒ Seller's Agent ☐ Buyer's Agent ☐ Transaction-Broker in this transaction.  ☐ This is a Change of Status.
Brokerage Firm's compensation or commission is to be paid by ☒ Seller ☐ Buyer ☐ Other at closing.  Brokerage Firm's Name:  NavPoint Real Estate Group

Broker's
Name:	/s/ Matt Call	Date:	10/8/2015
Address: 3740 Dacoro Lane, Suite 200 Castle Rock, CO 80109 Ph: 720-420-7530 Fax: 720-240-0762 Email: matt.call@navpointre.com

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Buyer(s) Intials /s/ JN	Seller(s) Intials /s/ JM

ADDENDUM
 (1585 S. Perry Street)
THIS ADDENDUM ("Addendum") is made as of October 16, 2015, and is attached to and forms a part of that certain Contract to Buy and Sell Real Estate (Commercial) of even date herewith (the "Printed Form"; together with this Addendum, hereinafter referred to as the "Contract") between VENAXIS, INC., a Colorado corporation, as Seller, and NIEBUR GOLF DEVELOPMENT, LLC, a Colorado limited liability company, as Buyer, for the purchase of Property located at 1585 S. Perry Street, Castle Rock, Colorado  80104.  In the event of any conflict between the terms and provisions of the Printed Form and those of this Addendum, the terms and provisions of this Addendum shall govern and control.  Unless otherwise defined herein, capitalized terms used in this Addendum shall have the meanings given to them in the Printed Form.
The following provisions are added to Section 30 of the Printed Form:
35.
At Closing, Buyer and Seller shall enter into a lease agreement substantially in the form attached hereto as Exhibit A ("Leaseback Agreement"), whereby Seller leases a portion of the Property (the "Leaseback Premises") from Buyer at "market rates", commencing on the Closing Date and continuing thereafter until terminated by either party upon sixty (60) days prior written notice to the other; provided, however, that in no event shall either party send to the other notice terminating the Leaseback Agreement prior to January 31, 2016.  As used in this Contract "market rates" means what a landlord under no compulsion to lease the Property and a tenant under no compulsion to lease the Property would determine as rent for the term of the Leaseback as of the Closing Date, taking into consideration the uses permitted, the quality, size, and location of the Leaseback Premises, and the rent and other incentives, allowances and commissions being offered for comparable buildings located in the same general geographic area as the Property.  Within seven (7) days after MEC, Buyer shall propose any changes desired by Buyer to the form of Leaseback Agreement attached hereto as Exhibit A, including without limitation changes to the size of the Leaseback Premises and the amount of rent due thereunder.  Buyer and Seller shall thereafter negotiate in good faith to agree upon the final form and terms of the Leaseback Agreement.  If Buyer and Seller have not agreed upon a final form of Leaseback Agreement on or before the date that is twenty-one (21) days after the date of this Contract, Buyer and Seller shall execute at Closing the Leaseback Agreement in the form attached hereto as, and containing the terms set forth in, Exhibit A.

36.
The following language is added to the end of Section 2.2 of the Contract:

Notwithstanding the foregoing, Buyer may assign or transfer its rights or obligations under this Contract prior to the Closing Date to an affiliate of Buyer that is owned or controlled by, or under common control with, Buyer without the prior written consent of Seller, provided that Buyer shall have provided written notice to Seller of such assignment at least five (5) days prior to Closing and such entity shall have agreed in writing to be bound by the provisions of this Contract and to perform Buyer's obligations and liabilities hereunder and under the escrow for the sale contemplated hereunder.  Any transfer, directly or indirectly, of any controlling partnership interest, membership interest or other ownership interest in Buyer shall constitute an assignment by Buyer under this Contract.  Without limitation of, and notwithstanding anything to the contrary in, the foregoing, no assignment by Buyer shall relieve Buyer of any of its obligations or liabilities pursuant to this Contract.  Except as so restricted, this Contract shall inure to the benefit of and be binding upon the heirs, personal representatives, successors and assigns of the parties.

/s/ JN
  /s/ JM

37.
Section 2.5.2 of the Contract is amended to provide that the "Other Personal Property" conveyed by Seller to Buyer shall be the personal property, furniture, fixtures and equipment listed on Exhibit B attached hereto, and any other personal property left by Seller in any portion of the Building other than the Premises after the Closing, which shall be deemed abandoned and become the property of Buyer.

38.	The following language is added to the end of Section 8.1.3: Buyer shall pay the cost of any endorsements other than an OEC endorsement that are requested by Buyer.

39.
The following language is added to Section 10.6 of the Contract:

Buyer's may, at Buyer's sole cost and expense, perform such environmental surveys and inspections of the Property as Buyer deems reasonably necessary, provided, however, that notwithstanding anything in this Contract to the contrary, Buyer shall not be permitted to perform a Phase II environmental audit and inspection of the Property or any other form of invasive property testing without Seller's prior written approval, which may be granted or withheld in Seller's sole discretion.  No Phase II environmental audit or inspection shall extend the Environmental Inspection Objection Deadline or any other deadline hereunder.

40.
The following language is added to the end of Section 16.4 of the Contract "Buyer agrees that all separately metered utilities to the Property will be changed from Seller's name to Buyer's name within three (3) days after Closing."

41.	Section 19.1 of the Contract is amended and restated in its entirety as follows:

19.1.
Causes of Loss, Insurance.  In the event the Property or Inclusions are damaged by fire, other perils or causes of loss prior to Closing in an amount of not more than ten percent (10%) of the total Purchase Price, Seller shall be obligated to repair the same and the Closing Date (§ 3) shall be extended to such reasonable date selected by Seller on notice to Buyer within which such repair may be accomplished.  In the event such damage is not repaired within the time provided for in any such Seller's notice, or if the damage exceeds such sum, this Contract may be terminated at the option of Buyer by delivering to Seller written notice of termination on or before the Closing Date.  Should Buyer elect to carry out this Contract despite such damage, Buyer shall be entitled to a credit at Closing for all insurance proceeds that were received by Seller (but not the Association, if any) resulting from such damage to the Property and Inclusions, plus the amount of any deductible provided for in such insurance policy.  Such credit shall not exceed the Purchase Price.  In the event Seller has not received such insurance proceeds prior to Closing, then Seller shall assign such proceeds at Closing, plus credit Buyer the amount of any deductible provided for in such insurance policy, but not to exceed the total Purchase Price.  Notwithstanding the foregoing, if the Property is damaged or destroyed by casualty prior to Closing in an amount greater than ten percent (10%) of the Purchase Price, then Seller may terminate this Agreement within ten (10) days of such casualty by written notice to the Buyer.

42.
Section 19.2 of the Contract is amended and restated in its entirety as follows:

19.2.  Damage, Inclusions and Services.  Should any Inclusion or service (including utilities  and communication services), system, component or fixture of the Property (collectively Service), e.g., heating or plumbing, fail or be damaged between the date of this Contract and Closing or possession, whichever shall be earlier, then Seller shall be liable for the repair or replacement of such Inclusion or Service with a unit of similar size, age and quality, or an equivalent credit, less any insurance proceeds received by Buyer covering such repair or replacement.  If the failed or damaged Inclusion or Service is not repaired or replaced on or before Closing, then, at Seller's option:  (a) the date of Closing shall be extended for such time as is necessary to complete such repair or replacement, or (b) Seller shall provide to Buyer a credit at Closing in such amount as is reasonably necessary to complete such repair or replacement; provided, however, that any such credit shall not exceed the Purchase Price.

/s/ JN
/s/ JM

Addendum, Page 2

43.
Section 21.2 of the Contract is amended and restated in its entirety as follows:

21.2   If Seller is in Default.  In the event of default by Seller hereunder not cured within ten (10) days after written notice by Buyer to Seller specifying the nature of such default, then Buyer may either elect to treat this Contract as canceled, in which case the Earnest Money shall be returned to Buyer, together with an additional liquidated damage sum of $50,000.00, or to treat this Contract as being in full force and effect and Buyer shall have the right to specific performance.  The parties agree that, in the event Seller defaults, the amount of damages to Buyer occasioned by such default is extremely difficult to ascertain, and the liquidated damage amount set forth above will constitute an adequate and appropriate amount of liquidated damages to be paid to Buyer.  THE REMEDIES SET FORTH IN THIS § 21.2 SHALL BE THE SOLE AND EXCLUSIVE REMEDIES OF BUYER FOR A DEFAULT BY SELLER.

44.
Section 24 of the Contract (Earnest Money Dispute) is deleted and replaced with the following:

24. EARNEST MONEY DISPUTE.  Notwithstanding any termination of this Contract, Buyer and Seller agree that, in the event of any controversy regarding the Earnest Money held by Earnest Money Holder, unless mutual written instructions are received by Earnest Money Holder, the Earnest Money Holder shall not be required to take any action but may await any proceeding, or at its option and discretion, may interplead all parties and the Earnest Money into a court of competent jurisdiction and shall recover court costs and its reasonable attorney fees in doing so.  This § 24 shall survive termination of this Contract.

45.
Section 25.2 of the Contract is amended and restated in its entirety as follows:

25.2            Effect of Termination.  In the event this Contract is terminated, except as otherwise expressly set forth herein, all Earnest Money received hereunder shall be returned and the parties shall be relieved of all obligations hereunder, subject to the provisions of this Contract that expressly survive termination of the Contract by its terms, including without limitation § 10.4.  If this Contract is terminated as provided for in § 21 or is otherwise terminated prior to Closing, Buyer shall return to Seller all documents delivered by Seller to Buyer in connection with this Contract, Earnest Money Holder shall pay all of the Earnest Money to the party entitled thereto pursuant to § 21, and, if applicable, Seller shall pay to Buyer the additional liquidated damage sum set forth in § 21.2, after which neither party shall have any further obligation to the other hereunder.

46.
For purposes of Section 27.3 of the Contract, the notices address of the parties are:  (a) Seller, 1585 S. Perry Street, Castle Rock, Colorado  80104, Attn:  Jeff McGonegal, Email: JMcGonegal@venaxis.com ; and (b) Buyer, 1230 Tenderfoot Hill Rd., Suite #100, Colorado Springs, Colorado 80906, Email:  Joe@nieburdevelopment.com .

/s/ JN
/s/ JM
Addendum, Page 3

47.
Disclaimers and Limitations.  THE PARTIES AGREE THAT BUYER ACCEPTS THE PROPERTY "AS IS", WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY NATURE, EXPRESS OR IMPLIED, AND BUYER HEREBY WAIVES, AND SELLER HEREBY DISCLAIMS, ALL WARRANTIES OF ANY TYPE, EXPRESS, IMPLIED OR STATUTORY, WHETHER ARISING UNDER STATE OR FEDERAL LAW INCLUDING, BUT NOT LIMITED TO, ANY OR ALL IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, SUITABILITY FOR HABITATION, FITNESS OR FITNESS FOR A PARTICULAR PURPOSE.  SELLER SPECIFICALLY DISCLAIMS, AND BUYER SPECIFICALLY RELEASES SELLER FROM, ANY LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES TO ANY PERSON OR THE PROPERTY OR ANY OTHER REAL OR PERSONAL PROPERTY RESULTING FROM A DEFECT OR ANY OTHER CAUSE.  BUYER ASSUMES THE RISK OF DAMAGE OCCURRING IN THE PROPERTY AFTER CLOSING REGARDLESS OF THE CAUSE.  THE PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING.

48.	Buyer's Acknowledgments and Representations.

48.1.
Buyer acknowledges that neither Seller nor any of its agents or representatives has made any representations whatsoever to the Buyer respecting the rental or rentability of the Property, the amount or frequency of rental income which may be received therefrom, the tax consequences of purchase or holding of the Property, the possible or anticipated resale value of the Property, or any other economic benefit arising from the ownership of the Property.  Seller expressly disclaims and repudiates any representation from any source as to any possible economic benefit arising from ownership of the Property.  Buyer acknowledges that the acquisition of the Property is made for the sole account of Buyer for its own purpose, that Buyer has not received from Seller any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction, and the Buyer is relying on its own professional, tax, business, legal and other advisors in making the decision to purchase the Property.  Buyer is familiar with the risks attending the purchase of real estate, and advises Seller that Buyer is assuming such risks with respect to purchase of the Property.

48.2.
Except with respect to any claims arising out of any breach of covenants, representations or warranties expressly set forth in this Contract, Buyer, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges Seller, its agents, affiliates, successors and assigns from any and all rights, claims and demands at law or in equity, whether known or unknown at the time of this agreement, which Buyer has or may have in the future, arising out of the physical, environmental, economic or legal condition of the Property, including, without limitation, any claim for indemnification or contribution arising under the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et. seq.) or any similar federal, state or local statute, rule or ordinance relating to liability of property owners for environmental matters.

48.3.
BY PROCEEDING WITH CLOSING, BUYER SHALL BE DEEMED FOR ALL PURPOSES TO HAVE REMADE AS OF THE CLOSING DATE, ALL OF THE STATEMENTS SET FORTH IN THIS SECTION 30(N).  THE PROVISIONS OF THIS SECTION 30(N) SHALL SURVIVE CLOSING.

/s/ JN
/s/ JM

Addendum, Page 4

49.
Brokers.  Each party represents to the other that no real estate broker other than the Seller's listing broker identified on the signature page(s) of this Contract (Seller's Broker) has any claim for compensation or expenses as a result of this transaction.  Each party shall indemnify the other against any claims for commissions or other compensation by any broker or finder with whom the indemnifying party has dealt.  Seller shall compensate Seller's Broker for services rendered in this transaction pursuant to a separate agreement between them.

50.
Confidentiality.  Buyer agrees, prior to Closing, to keep the negotiations leading up to, as well as the terms of this Contract confidential and not to disclose any terms of this Contract, the Due Diligence Documents or any information contained therein, or any information obtained by Buyer in connection herewith, except as required by law or as necessary to obtain enforcement of this Contract.  Seller shall likewise keep the terms and contains of this Contract confidential until after the Inspection Resolution Deadline.  The obligations of this Section 30(P) do not apply to:  (i) any disclosures made by Seller, a public traded corporation, that are required by the United States Securities and Exchange Commission (likely requiring disclosure of this Contract and its terms); and (b) disclosure made by Buyer or Seller to each of their respective representatives, officers, employees, partners, investors, members, lenders, consultants and other agents who need to know such information for the purpose of completing the transaction contemplated by this Contract, so long as such persons are informed by the disclosing party of the confidential nature of the information or documents disclosed and prior to any such disclosure such persons agree to be bound by the provisions of this Section 30(P).

51.	Paragraph and Section Headings. The paragraph or section headings of this Contract are inserted only for convenience and shall not be deemed to define or limit the scope of any part of the Contract.

52.
Singular/Plural. Where necessary for the reasonable understanding of this Contract, the singular shall be deemed to include the plural, and use of any gender shall be deemed to include any other gender. The term "Buyer" shall include the plural as well as the singular where multiple purchasers execute this Contract. If there is more than a single purchaser under this Contract, then the obligations imposed on the Buyer hereunder shall be joint and several among all of the individual purchasers.

53.
Venue and Jurisdiction.  In the event of any controversy regarding any aspect of this Contract or the Property, Buyer and Seller hereby consent to the exclusive venue and jurisdiction of the Douglas County District Court, Douglas County, Colorado, and each of Buyer and Seller agrees to waive and not to assert any objection to exclusive venue and jurisdiction in such court or otherwise to assert inconvenience or any other defense to the venue and jurisdiction of such court.

54.
Prohibition against Recording.  Buyer acknowledges and agrees that this Contract, or any memorandum, affidavit or other document which makes reference to or gives notice of this Contract, shall not be recorded in the real property records of Douglas County, Colorado.  Buyer, upon demand, agrees to execute and deliver to Seller such documents as Seller may reasonably request to remove any cloud of title on the Property or the Project caused by Buyer.  Furthermore, Buyer hereby irrevocably appoints Seller as attorney-in-fact for Buyer to execute, on Buyer's behalf any and all documents necessary to remove any cloud on title placed upon the Property, or the Project by the Buyer in violation of this Section.

55.
Severability.  If any provision contained within this Contract is construed to be unenforceable, then a meaning to enforce its terms will be applied or such provision shall be severed from this Contract, leaving all remaining provisions unaffected.

[Signatures appear on following page]

/s/ JN
/s/ JM
Addendum, Page 5

EXECUTED as of the date first set forth above.
BUYER:
NIEBUR GOLF DEVELOPMENT, LLC,
 a Colorado limited liability company
By: /s/ Joseph Niebur
Name: Joseph Niebur
Title: Mgr
SELLER:
VENAXIS, INC.,
 a Colorado corporation
By: /s/ Jeffrey McGonegal
Name: Jeffrey McGonegal
Title: C.F.O.

Addendum, Page 6

EXHIBIT A
TO ADDENDUM
 Form of Lease Agreement
LEASE AGREEMENT
THIS LEASE AGREEMENT (this "Lease") is made and entered into this ____ day of ___________, 2015 (the "Effective Date"), by and between NIEBUR GOLF DEVELOPMENT, LLC, a Colorado limited liability company ("Landlord") and VENAXIS, INC., a Colorado corporation ("Tenant").
Summary of Basic Lease Terms.
A.	PROPERTY: The real property with an address of 1585 S. Perry Street, Castle Rock, Colorado 80104, and legally described as Lot 1, Bock 1, Brookside Business Center filing No. 5.
B.	BUILDING: The building located on the Property as of the Effective Date, containing 40,060 rentable square feet of space.
C.	PREMISES: Subject to Section 2.2 below, 22,000 rentable square feet of space located in the area of the Building generally depicted on Exhibit A attached hereto. Tenant's Proportionate Share (as defined below) of the area labeled as "Common Area/Loading" on Exhibit A has been included in the 22,000 rentable square foot area of the Premises.
D.	TERM: This Lease is a month to month Lease, terminable by either party upon at least sixty (60) days prior written notice to the other; provided, however, that neither party shall send notice of termination to the other prior to January 31, 2016. The term of this Lease shall therefore be for one month, commencing on the Effective Date (the "Commencement Date") and will automatically renew for successive one month terms unless terminated by either Landlord or Tenant in accordance with this Paragraph (the "Term"). After January 31, 2016, either Landlord or Tenant may terminate this Lease by providing to the other at least sixty (60) days prior written notice of such termination, whereupon this Lease shall terminate on the date set forth in such notice (such date of termination being the expiration date of this Lease).
E.	SECURITY DEPOSIT: [INTENTIONALLY OMITTED].
F.	BASE RENT: $22,000.00 per month.
G.	TENANT'S PROPORTIONATE SHARE: The fraction (expressed as a percentage) determined by dividing the number of square feet of space in the Premises by the number of square feet of space in the Building, which percentage (subject to any Remeasurement made pursuant to Section 2.2, below) is equal to 54.92%.

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Addendum, Page A-1

H.	ADDRESSES FOR NOTICES AND PAYMENT OF RENT AND CHARGES:
LANDLORD: Niebur Golf Development, LLC 1230 Tenderfoot Hill Road, Suite 250 Colorado Springs, Colorado 80906 Attn: Joe Niebur	TENANT: Venaxis, Inc. 1585 S. Perry Street, Unit ____ Castle Rock, CO 80104 Attn: Chief Financial Officer

I.	USE OF PREMISES: General office, laboratory, and warehouse use.
J.	BROKER: NavPoint Real Estate Group.
Grant; Premises and Common Areas.
Grant of Premises  2.2.  Landlord hereby leases to Tenant and Tenant leases from Landlord those certain Premises situated in Castle Rock, Colorado, described in Paragraph C of the Summary of Basic Lease Terms.  Tenant previously owned the Property, and conveyed to Landlord the following personal property, which shall remain on the Property, be leased and used by Tenant during the Term of this Lease, and be surrendered by Tenant to Landlord upon the expiration or earlier termination of this Lease in accordance with Section 17, below (collectively, the "Landlord Personal Property"):  (a) conference table and associated chairs in the conference room in the southeast corner of the building; (b) eating table and associated chairs in the kitchen area on the southeast section of the Building; and (c) back-up generator located on a pad across the drive from the building constructed on the Property (the "Generator").  Without limiting the generality of the foregoing, the Premises shall continue to be connected to, and have the use of the Generator to provide back-up electricity to the Premises during the Term, and Landlord shall maintain the Generator in accordance with Section 7.1, below.
As Is; Remeasurement of Premises.  Subject to Landlord's completion of the Landlord's Work, if any, described on Exhibit B, the Premises are being leased "AS IS," with Tenant accepting all defects, if any.  Tenant currently occupies the Premises, and Landlord makes no warranty of any kind, express or implied, with respect to the Premises.  Except for Landlord's performance of any Landlord's Work described on and in accordance with Exhibit B:  (a) Tenant's continued possession of the Premises shall be conclusive evidence as against Tenant that the Premises were in satisfactory condition when Tenant took possession; and (b) any improvements to the Premises necessary for Tenant's use or occupancy thereof shall be completed by Tenant, at Tenant's expense, in accordance with the terms of this Lease, including without limitation Section7.3, below.  Within sixty (60) days after substantial completion of Landlord's Work in accordance with Exhibit C, Tenant shall have the right to remeasure the Premises ("Remeasurement").  Upon Tenant's provision of verifiable results of Remeasurement to Landlord, if the Remeasurement results in a lesser or greater square footage for the Premises (which remeasured square footage shall also include Tenant's Proportionate share of the "Common Area/Loading" shown on Exhibit A), the Landlord and Tenant will enter into an amendment of this Lease to (i) revise the size of the Premises in Paragraph C of the Summary of Basic Lease Terms; (ii) revise the amount of Base Rent in Paragraph F of the Summary of Basic Lease Terms to be an amount equal to $12.00 per rentable square foot of the Premises per annum (i.e. a monthly Base Rent that is equal to the product of (A) $12.00, multiplied by (B) the square footage of the Premises established by the Remeasurement and Tenant's Proportionate Share of the "Common Area/Loading", and then divided by (C) 12 months); and (iii) revise the Tenant's Proportionate Share in Paragraph G of the Summary of Basic Lease Terms.  Notwithstanding the foregoing, in no event shall the Remeasurement result in a change of the size of the Premises that is more than five percent (5%) larger or smaller than the rentable square footage set forth in Paragraph C of the Summary of Basic Lease Terms.
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Addendum, Page A-2

Common Area.  "Common Areas" shall mean those areas in or adjacent to the Building which are intended for the common or joint use and benefit of Landlord, Tenant and other tenants and occupants of the Building and their respective employees, agents, servants, customers and invitees.  The Common Areas shall include, without limitation, the area labeled as "Common Area/Loading" on Exhibit A attached hereto, to which both Tenant and any other tenant of the Building shall each be provided secure access from each of their respective Premises.  Common Areas shall at all times be available for the non-exclusive use of Landlord, Tenant and other tenants and permanent occupants of the building and their respective customers, employees and invitees, provided that the condemnation or other taking by any public authority of sale of any or all of such common Areas or damaged by fire or other casualty to such Common Areas shall not constitute a violation of this covenant.  Landlord shall manage and maintain the Common Areas situated outside of the Premises, and Tenant shall manage and maintain any Common Area situated within the Premises, in a neat, clean, operative and orderly condition and shall promptly repair any damage thereto.  Landlord shall have the right at any time during the term to change the location of entrances to the Building and change, alter, remodel, reduce or improve the Common Areas, elevators, drains, pipes, heating and air conditioning apparatus or any other part of the Building except the Premises without compensation to Tenant; provided however, that Landlord shall not in making such changes, materially impair Tenant's ability to operate its business on the Premises
Term.  The Term of this Lease shall be as set forth, and commencing and ending on the dates contained, in Paragraph D of the Summary of Basic Lease Terms.
Rent.
Base Rent.  Tenant agrees to pay to Landlord, promptly when due, without notice or demand and without deduction, counterclaim or set off for any reason whatsoever, as rent for the Premises, the Base Rent set forth in Paragraph F of the Summary of Basic Lease Terms for each and every month during the Term, prorated for any partial month.  The Base Rent shall be payable in advance on the first day of each month during the Term.  At the time of execution of this Lease, Tenant shall pay to Landlord the first month's Base Rent.
Common Area Maintenance Cost.  Commencing on the Commencement Date, Tenant agrees to pay to Landlord as additional rent, monthly or less frequently as directed by Landlord, Tenant's Proportionate Share of the Common Area Maintenance Cost (as hereinafter defined).  Such payments shall be based on Landlord's reasonable estimates, subject to adjustment from time to time on determination of the actual amount of the Common Area Maintenance Cost.  "Common Area Maintenance Cost" shall be the total of all items of cost and expense in operating, managing, equipping, protecting, policing, lighting, repairing, replacing and maintaining the Property including, but not limited to, all costs and expenses of (a) maintaining, repairing and replacing the Property, including capital repairs, maintenance and replacements (and the cost of such capital items shall be amortized over the useful life of the such item, as estimated by Landlord); (b) security, fire protection and traffic direction and control; (c) cleaning and removal of rubbish, dirt, debris, snow and ice; (d) landscaping; (e) water, drainage and sewerage; (f) insurance maintained by Landlord with respect to the Property; (g) wages and benefits of employees and other employee expenses; (h) permits and licenses; (i) supplies; (j) utility services and lighting, including the Generator; (k) acquiring, leasing, operating, maintaining, repairing and replacing machinery and equipment used in the operation of the Common Areas; and (l) reasonable, third party management fees; and shall include any other cost, expense or charge, whether or not hereinbefore mentioned, which in accordance with generally accepted accounting and management principles, would be considered as an expense of owning, managing, operating, maintaining or repairing the Common Areas.  On or before June 1 of each calendar year during the Term and within thirty (30) days after the expiration or earlier termination of this Lease, Landlord shall provide to Tenant, a statement ("CAM Statement") showing the actual Common Area Maintenance Cost paid by Landlord for the prior calendar year or relevant portion thereof. If the total of the monthly payments of Tenant's Proportionate Share of the Common Area Maintenance Cost that Tenant has made for the prior calendar year or relevant portion thereof is less than the Tenant's Proportionate Share of the actual Common Area Maintenance Cost chargeable to Tenant for such prior calendar year or relevant portion thereof, then Tenant shall pay the difference in a lump sum within thirty (30) days after receipt of such CAM Statement from Landlord. Any overpayment by Tenant of Tenant's Proportionate Share of the Common Area Maintenance Cost for the prior calendar year or relevant portion thereof shall be, at Tenant's election made by written notice to Landlord, refunded to Tenant within thirty (30) days of receipt of such notice or applied to Rent thereafter falling due.
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Addendum, Page A-3

Taxes.  Tenant agrees to pay to Landlord during each calendar year during the Term, as additional rent, Tenant's Proportionate Share of Taxes (as hereinafter defined) for such year, in advance in monthly installments on or before the first day of each month, in an amount reasonably estimated by Landlord.  Upon receipt of final tax and assessment bills attributable to the applicable calendar year, Landlord shall furnish Tenant with a written statement of the actual amount of Taxes for such year.  If the total amount paid by Tenant under this Section for such year is more or less than the actual amount due from Tenant, Tenant shall pay to Landlord or Landlord shall credit or refund to Tenant, as the case may be, the difference between the amount paid by Tenant and the actual amount due.  Tenant's Proportionate Share of Taxes shall be prorated on a per diem basis for the calendar years in which the Term commences and expires.  The term "Taxes" shall be calculated on an accrual basis and shall mean and include all taxes, assessments and other governmental charges, general and special, ordinary and extraordinary, of any kind and nature whatsoever, on all land, buildings, improvements, equipment, franchise, sales, or use, including, but not limited to, assessments for public improvements or benefits and all rental or rental use taxes related to the Property assessed by any governmental authority whether measured by Tenant's gross rental payments or otherwise, which shall during the Term hereby demised be laid, assessed, levied, imposed upon or be due and payable.
Utilities.  Tenant agrees, at its own expense, to pay, either to Landlord in accordance with this Section, or, at Landlord's option and if possible, directly to the applicable utility provider, all charges for electricity, gas and domestic hot and cold water provided to the Premises during the Term, and any utility charges for the Premises that result from Tenant's overuse of Building services and are billed to Tenant by Landlord.  Tenant shall not be required to pay for any submetering of the Premises.  If separate bills are not obtainable for any utility charges or expenses, Tenant shall pay Landlord, as additional rent, Tenant's Proportionate Share of such charges and expenses, subject to adjustment based on any extraordinary use or consumption of any utility by Tenant on the Premises, within ten (10) days after Landlord's provision to Tenant of an invoice to Tenant therefor, together with a copy of the bill on which such invoice was based from the applicable utility provider.  If any charges due from Tenant to a utility provider under this Section 4.4 are not paid when due, Landlord may pay the same and in such event the sums so paid by Landlord, with interest from the date of payment at the rate twelve percent (12%) per annum, shall be additional rent due and payable by Tenant at once without notice or demand.
Additional Rent.  Tenant covenants to pay and discharge when the same shall become due, as additional rent, all amounts, liabilities and obligations that Tenant has assumed or agreed to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added for nonpayment or late payment thereof.  All Base Rent, and additional rent or any other amounts payable by Tenant under this Lease shall be referred to herein as "Rent" or "rent."
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Addendum, Page A-4

Late Charge.  Tenant also agrees to pay to Landlord on demand, as additional rent, interest at the rate of twelve percent (12%) per annum (or the highest rate permitted by applicable law, whichever is lower) on all overdue installments of Rent (except any portion thereof which constitutes interest).
Place of Payment.  All Rent payable hereunder, as well as all other amounts payable by Tenant to Landlord under the terms of this Lease, shall be paid at the office of Landlord set forth in Paragraph H of the Summary of Basic Lease Terms, or at such other place as Landlord may from time to time designate, in lawful money of the United States.
[Intentionally Omitted].
Use; Indemnity.
Permitted Use.  Tenant shall use the Premises solely for the use set forth in Paragraph I of the Summary of Basic Lease Terms and shall not permit the Premises to be used for any other purpose.
Compliance with Laws and Rules.  Tenant shall at its sole cost and expense promptly comply with all applicable laws, statutes, ordinances, rules, regulations, orders and requirements in effect during the Term regulating the use or occupancy of the Premises, including the requirements of any board of fire underwriters or other similar body now or hereafter constituted.  Tenant shall comply with any Building rules and regulations established by Landlord from time to time.  Landlord shall not be responsible to Tenant for the non-performance of said rules and regulations by any other tenants of the Building.
Hazardous Materials.  Without limiting the generality of Section 6.2, above, Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any hazardous substances on or about the Premises or Property, nor shall Tenant allow the storage or use of, or allow to be brought on or about the Premises or Property any such substances, except for such amounts as are generally used in the operation of Tenant's business on the Premises in material compliance with applicable laws.  As used in this Section, "hazardous substances" means any substances or materials whose use, manufacture, sale, or transportation is subject to any federal, state or local environmental, safety or health laws, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act and Resource Conservation and Recovery Act.  Tenant will be solely responsible for and will defend, indemnify and hold Landlord, its agents and employees harmless from and against all claims, costs and liabilities, including attorneys' fees, court costs, and other expenses of litigation arising out of or in connection with any breach of this Section.  If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any hazardous materials on or about the Premises (or, as a result of Tenant's actions, on or about other portions of the Property), then the costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional Rent.  The provisions of this Section shall survive the expiration or earlier termination of this Lease.
Prohibited Uses.  Tenant shall not perform any acts or carry on any practices which may injure the Building, violate any certificate of occupancy affecting same, constitute a public or private nuisance or a menace to other tenants in the Building, or any other occupants, guests or invitees in the Building, produce undue noise, create obnoxious fumes or odors or otherwise cause unreasonable interference with other tenants, neighbors, occupants, guests or invitees in the Building.  In addition, Tenant shall not (a) permit any unlawful practice to be carried on or committed in the Premises; (b) make any use of or allow the Premises to be used for any purpose that might invalidate or increase the rate of insurance thereof; (c) keep or use, or permit to be kept or used, in the Premises any inflammable fluids or explosives; (d) deface or injure the Premises or the Building; (e) overload the floors, walls or ceilings of the Premises; or (f) commit or suffer any waste in or about the Premises.
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Addendum, Page A-5

Indemnification.  Tenant shall pay and protect, indemnify and save harmless Landlord and all beneficiaries, agents and employees of Landlord from and against, any and all liabilities, losses, damages, costs, expenses (including all attorneys' fees and expenses of Landlord), causes of action, suits, claims, demands or judgments of any nature whatsoever (except those arising solely from acts of Landlord, its agents or employees) arising from (a) any injury to, or the death of, any person or any damage to property in the Premises, or in any manner growing out of or connected with the use, non use, condition or occupation of the Premises or any part thereof or resulting from the condition thereof, (b) the violation of any agreement or condition of this Lease, and (c) the negligence or intentional misconduct of Tenant.  Landlord shall pay and protect, indemnify and save harmless Tenant and all beneficiaries, agents and employees of Tenant from and against, any and all liabilities, losses, damages, costs, expenses (including all attorneys' fees and expenses of Tenant), causes of action, suits, claims, demands or judgments of any nature whatsoever (except those arising solely from acts of Tenant, its agents or employees) arising from (a) any injury to, or the death of, any person or any damage to property in the Property other than the Premises, or in any manner growing out of or connected with the use, non use, condition or occupation of the Property or any part thereof (excluding the Premises) or resulting from the condition thereof, (b) the violation of any agreement or condition of this Lease, and (c) the negligence or intentional misconduct of Landlord.
Utilities and Services.  Landlord will cause to be made available to Tenant upon the Premises, facilities for the supply of domestic hot and cold running water at general points of usage, gas and electricity.  Tenant shall use the electricity supplied to the Premises only for standard lighting and standard office and laboratory equipment.  Landlord shall not be liable for any damage, loss or expense incurred by Tenant by reason of any interruption, reduction (permanent or temporary) or failure of the utilities and services.
Maintenance, Repairs and Alterations.

Landlord's Maintenance.  Landlord, at Landlord's expense, shall maintain the structural integrity of the foundations, exterior roof and exterior walls (excluding the interior surface of exterior walls and all windows, doors and plate glass) of the Building, utility lines and pipes to the point of entry into the Premises and all systems and equipment (including the heating, ventilation and air conditioning systems and equipment) that are not for the sole use of the Premises.  Tenant shall, contemporaneously herewith, provide to Landlord a copy of Tenant's operating standards, outlining Tenant's requirements for servicing and testing the Generator, to which operating standards the Generator has been historically maintained prior to its conveyance to Landlord.  Landlord shall continue to maintain the Generator in accordance with such operating standards, including without limitation servicing and testing of the Generator at least twice during each calendar year.  If Landlord fails to so maintain the Generator, Tenant may, but shall not be obligated to, cure any such failure:  (a) after providing to Landlord notice of such failure and the continuance of such failure for ten (10) days after giving such notice; or (b) immediately if there is a likelihood that Landlord's failure to maintain the Generator will result in the Generator's inability to provide back-up electricity critical to Tenant's business operations at the Premises.  If Tenant so elects to cure Landlord's failure to maintain the Generator, all costs and expenses paid or incurred by Tenant in curing such default by Landlord shall be, at Tenant's option, reimbursed by Landlord to Tenant within ten (10) days after Landlord's receipt of an invoice therefor, or credited towards the next payment of Rent due from Tenant.  Landlord shall otherwise have no obligation to commence any repair until a reasonable time after the receipt by Landlord of written notice of the need for repairs or Landlord's actual knowledge that such repair is required.
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Addendum, Page A-6

Tenant's Maintenance.  Tenant shall exercise due care in the use and occupancy of the Premises and the Building and shall, at its expense, keep in good condition and maintain and repair all portions of the Premises that are not the responsibility of Landlord.  If the heating, ventilation and air conditioning system and equipment for the Premises is for the sole use of the Premises, Tenant, at its cost, shall maintain, repair and keep such system and equipment in good working order.
Alterations and Additions.  Tenant shall not make any alterations or additions to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld.  All work shall be performed in accordance with applicable building codes and governmental regulations, by contractors and in accordance with plans approved by Landlord (which approval shall not be unreasonably withheld), and shall comply with all insurance requirements and with applicable governmental laws, statues, ordinances, rules and regulations.  All such alterations, improvements and changes shall become upon completion the property of the Landlord, unless otherwise agreed to in writing by the Landlord.  All costs of any work performed by or at the request of Tenant shall be paid promptly by Tenant so as to avoid the assertion of any mechanic's or materialmen's liens.  Within 30 days after receipt of notice thereof, Tenant shall discharge, by bonding, payment or other means acceptable to Landlord, any mechanic's lien filed against the Premises or the Building resulting from material or labor furnished or performed at the instance or request of Tenant.  If the lien is not discharged within said 30 day period, Landlord shall have the right, but not the obligation, to discharge said lien by payment, bonding or otherwise, and the costs and expenses to Landlord of obtaining such discharge shall be paid to Landlord by Tenant on demand as additional rent.
Insurance.
Tenant's Insurance.  Tenant shall maintain throughout the Term, at its expense, insurance of the following character: (a) casualty insurance against loss or damage by fire and other risks from time to time included under "extended coverage" policies, in the amount of the full replacement cost of all alterations, improvements and changes made to the Premises by Tenant, and all furniture, trade fixtures, equipment, merchandise and all other items of Tenant's property on the Premises; (b) commercial general public liability insurance (including contractual liability) against claims for bodily injury, death or property damage occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, with not less than $1,000,000 combined single limit per occurrence, provided that said limits of liability shall be increased at the direction of Landlord if in Landlord's reasonable judgment increased limits are required to protect Landlord and Tenant against exposure for claims covered thereby; and (c) worker's compensation insurance in amounts required by applicable law.  All insurance carried by Tenant hereunder shall be with companies licensed in the State of Colorado.  Copies of all such policies or certificates issued by the insurance company evidencing the existence and amounts of such policies shall be delivered to Landlord prior to possession.  No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Landlord and any mortgagee required to be named thereunder.  Tenant shall, within 30 days prior to the expiration of such policies furnish Landlord with renewals thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant upon demand as additional rent.
Landlord's Insurance.  From and after the Commencement Date and thereafter during the Term, Landlord, it successors or assigns shall carry and maintain:  (a) property insurance against perils customarily included within special form-causes of loss coverage, including coverage for windstorm, hail and other hazards, casualties and contingencies, on the Common Area and the Building, including the Premises, leasehold improvements to the Premises (whether made by Landlord or Tenant), and including any other property of Landlord within the Premises but excluding Tenant's trade fixtures and equipment, and other personal property on or about the Premises, in an amount equal to the full replacement value thereof at the time of loss, with annual adjustments of value under the policy; and (b) the commercial general liability insurance with minimum limits of not less than $1,000,000 with respect to injury or death to any one person,  and of not less than $2,000,000 with respect to any one occurrence, and with minimum limits of not less than $1,000,000 with respect to property damage arising out of any one occurrence on or about the Common Area.

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Addendum, Page A-7

Waiver of Subrogation.  Anything to the contrary in this Lease notwithstanding, neither party, nor its officers, directors, employees, agents or invitees, nor, in case of Tenant, its subtenants, shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, when such loss is caused by any of the perils which are or could be insured against under the all-risk property insurance policies required hereunder, or losses in the form of payment of any deductible under such policies, or losses under workers' compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees (this clause shall not apply, however, to any damage caused by intentionally wrongful acts or omissions).  Each party represents that its current insurance policies allow such waiver..
Casualty.  If the Premises is destroyed in whole or in part by fire, the elements, or other casualty and if, in the sole opinion of the Landlord, the Premises cannot be repaired within 60 days from said injury and the Landlord informs the Tenant of said decision; or if the Premises are damaged in any degree and the Landlord informs the Tenant it does not desire to repair same and desires to terminate this lease; then this lease shall terminate on the date of such injury.  In the event of such termination, the Tenant shall immediately surrender the possession of the Premises and all rights therein to the Landlord; shall be granted a license to enter the Premises at reasonable times to remove the Tenant's property; and shall not be liable for rent accruing subsequent to said event.  The Landlord shall have the right to immediately enter and take possession of the Premises and shall not be liable for any loss, damage or injury to the property or person of the Tenant or occupancy of, in or upon the Premises.  If the Landlord repairs the premises within 60 days, this lease shall continue in full force and effect and the Tenant shall not be required to pay rent for any portion of said 60 days during which the premises are wholly unfit of occupancy.
Condemnation.  In the event of a condemnation or other taking of any portion of the Premises by any governmental agency, this Lease shall terminate, all proceeds shall be paid to the Landlord, and Tenant waives all right to any such payments.
Subletting and Assignment.  Tenant shall not sublet all or any part of the Premises, or assign this Lease or any interest herein, without Landlord's prior written consent, which consent shall not be unreasonably withheld.  Tenant agrees to reimburse Landlord for all reasonable expenses in connection with any assignment or subletting, including but not limited to reasonable attorney fees and lender approval fees.  Consent by Landlord to any one assignment or subletting shall not in any way be construed as relieving Tenant from obtaining the Landlord's express written consent to any further assignment or subletting.
Default and Remedies.
Default. An event of default shall occur under this Lease if Tenant, at any time during the Term:  (a) fails to pay Rent within five (5) days after the date due; (b) fails to cure, promptly after notice from Landlord, any hazardous condition which Tenant has created or suffered in violation of law or this Lease; or (c) fails to observe or perform any other non‑monetary provision of this Lease for 30 days after Landlord has delivered to Tenant written notice of such failure.

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Addendum, Page A-8

Remedies.  Upon the occurrence of an event of a default, Landlord shall have all of the following remedies, in addition to all rights and remedies provided at law or in equity:  (a) Landlord may terminate this Lease and repossess the Premises and be entitled to recover as damages a sum of money equal to the total of (i) the cost of recovering the Premises, including Landlord's attorneys' fees; (ii) the unpaid Base Rent and additional rent earned at the time of termination, plus interest thereon at the rate of twelve percent (12%) per annum from the due date; (iii) the balance of the Base Rent for the remainder of the Term less the reasonable rental value if subleased under the terms of this Lease; (iv) damages for the wrongful withholding of the Premises by Tenant; and (v) any other sum of money and damages owed by Tenant to Landlord; (b) Landlord may retake possession of the Premises and shall have the right but not the obligation, without being deemed to have accepted a surrender thereof, and without terminating this Lease, to relet the same for the remainder of the term provided for herein upon terms and conditions satisfactory to Landlord; and if the rent received through such reletting does not at least equal the Base Rent and additional rent provided for herein, Tenant shall pay and satisfy any deficiency between the amount of the rent so provided for and that received through reletting; and, in addition, Tenant shall pay all reasonable expenses incurred in connection with any such reletting, including, but not limited to, the cost of renovating, altering and decorating for an occupant and leasing commissions paid to any real estate broker or agent and attorneys' fees incurred.
Landlord's Right to Cure.  Landlord may, but shall not be obligated to, cure any default by Tenant after complying with the notice provisions herein set forth, and whenever Landlord so elects, all costs and expenses paid or incurred by Landlord in curing such default, including, without limitation, attorneys' fees, shall be so much additional rent due on demand with interest as provided in Article 4.
Rights Cumulative; Non Waiver.  No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity.  The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or relinquishment thereof for the future.  The receipt by Landlord of any Rent or any other sum payable hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.
Bankruptcy.  Nothing contained in this Article 13 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amounts recoverable, either as damages or rent, referred to in any of the preceding provisions of this Article 13.  If Tenant becomes insolvent, Landlord may declare this lease ended, and all rights of the Tenant hereunder shall terminate and cease.
Subordination and Attornment.  This Lease, and all rights of Tenant hereunder, are and shall at all times be subject to and subordinate to all ground or underlying leases, reciprocal easement agreements, declarations, restrictive covenants or the lien of any mortgage, deed of trust, or other security instrument, and any extensions, consolidations, modifications or replacements thereof, that may now or hereafter affect the real property that includes the Premises or any portions thereof.  If requested by the mortgagee or trustee under any first mortgage encumbering the Building, Tenant will either (a) execute a document evidencing the subordination of this Lease to such mortgage, or (b) make certain of Tenant's rights and interests in this Lease superior to said mortgage and promptly execute and deliver such agreement or agreements as may be required by such mortgagee or trustee under any first mortgage.  Tenant shall, within ten (10) days following the request of Landlord or any secured party, execute and deliver whatever instruments may be required to further evidence or confirm the foregoing.

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Addendum, Page A-9

Mortgagee Protection.  Tenant agrees to give any mortgagee of the Building, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of rents and leases or otherwise) of the name and address of such mortgagee. Tenant further agrees that Tenant shall have no right to, and shall not, take any action with respect to this Lease adverse to the interests of Landlord or any such mortgagee on account of Landlord's default if Landlord or such mortgagee is diligently pursuing the remedies or steps necessary to cure or correct such default, including, without limitation, commencement of foreclosure proceedings if necessary to effect such a cure.
Quiet Enjoyment.  Landlord agrees that Tenant, upon paying rent and other monetary sums due under this Lease and performing the covenants and conditions of this Lease, may quietly have, hold and enjoy the Premises during the Term hereof, subject, however, to the provisions herein referring to subordination and condemnation.
Delays.  Whenever Landlord shall be delayed or restricted in the performance of any obligation of Landlord herein with respect to the performance of work or repairs by reason of Landlord's inability to obtain materials, services or labor required for such performance or by reason of any statute, law or regulation of a government entity, or by reason of any other cause beyond Landlord's control, Landlord shall be entitled to extend the time for such performance by a time equal to the extent of the delay or restriction, and Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort occasioned thereby.
Surrender of Premises.  Upon the expiration or sooner termination of the Term, Tenant agrees to quit and surrender the Premises, broom-clean, in good condition and repair, and the Landlord Personal Property in substantially the same condition as that existing on the Effective Date, ordinary wear and tear excepted in both cases, together with all keys and combinations to locks, safes and vaults and all improvements, alterations, additions, lighting fixtures and equipment at any time made or installed in, upon or to the interior or exterior of the Premises, all of which shall thereupon become the property of Landlord.  Before surrendering the Premises, Tenant shall remove all of Tenant's personal property, signs and trade fixtures.  If Tenant shall fail to remove any of Tenant's personal property and trade fixtures, the same shall be deemed abandoned and become the exclusive property of Landlord.  Tenant's obligations under this Section 17 shall survive the expiration or sooner termination of this Lease.
General Provisions.
Estoppel Certificates.  Tenant shall at any time, upon notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of the modifications) and the dates to which the rent and other charges are paid in advance, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if any exist, (c) acknowledging to any mortgagee that Tenant will not modify or amend this Lease without the consent of such mortgagee and (d) certifying to any other matter about which Landlord may reasonably request information.  Tenant appoints Landlord its attorney-in-fact to execute such written statement if Tenant fails to do so within ten (10) days of receipt of Landlord's written notice.
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Addendum, Page A-10

Transfer of Landlord's Interest.  Upon a sale or conveyance by Landlord of Landlord's interest in the Premises, Landlord shall be relieved from and after the date of such transfer of all liability accruing thereafter on the part of Landlord; provided that any funds in the hands of Landlord at the time of transfer in which Tenant has an interest shall be delivered to the successor of Landlord.  This Lease shall not be affected by any such sale.
Waiver of Jury Trial.  Landlord and Tenant each waive any and all rights to a trial by jury of any issues arising out of, or with respect to, this Lease or any course of dealing between Landlord and Tenant.
Costs and Expenses.  If either Landlord or Tenant becomes a party to any litigation concerning this Lease or the Premises by reason of any act or omission of the other, the party that causes the other to become involved in the litigation shall be liable to that party for that party's reasonable attorneys' fees and costs incurred in such litigation. If either Landlord or Tenant commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action.
Captions.  Article and Section or Paragraph captions are for convenience only and are not a part of this Lease and shall not be used for interpretation or construction of this Lease.
Time of Essence. Time is of the essence in this Lease.
18.7            Survival.  Any provision of this Lease which obligates Landlord or Tenant to pay an amount or perform an obligation before the commencement of the Term or after the expiration of the Term shall be binding and enforceable notwithstanding that payment or performance is not within the Term, and the same shall survive.
Severability.  The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.
Entire Agreement.  This Lease, along with any exhibits or attachments hereto, constitutes the entire agreement between the parties relative to the Premises and there are no oral agreements or representations between the parties with respect to the subject matter hereof.  This Lease supersedes and cancels all prior agreements and understandings with respect to the subject matter hereof.  This Lease may be modified only in writing, signed by the parties in interest at the time of modification.
Recording.  This Lease shall not be recorded and any recordation shall be a breach under this Lease.
Binding Effect; Choice of Law.  Subject to any provisions hereof restricting assigning or subletting by Tenant and subject to the provisions for the transfer of Landlord's interest, this Lease shall bind the parties, their successors and assigns.  This Lease shall be governed by the laws of the State of Colorado.
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Addendum, Page A-11

Holding Over; Payments After Termination.  If Tenant or any party claiming under Tenant holds over in possession at the expiration of the Term by lapse of time or otherwise, such holding over shall not be deemed to extend the Term or renew this Lease, and such holding over shall be an unlawful detainer and such parties shall be subject to immediate eviction and removal.  Tenant shall pay upon demand to Landlord during any period while Tenant shall hold the Premises after expiration of the Term, as liquidated damages, a sum equal to one hundred fifty percent (150%) of the monthly Rent in effect for the last month of the Term, and Tenant shall also pay all damages directly resulting from such holding over that are sustained by Landlord by reason of such holding over (but in no event any punitive or consequential damages).  No payments of money by Tenant to Landlord after the termination of this Lease, in any manner, or after giving of any notice (other than a demand for payment of money) by Landlord to Tenant, shall reinstate, continue or extend the term of this Lease or affect any notice given to Tenant prior to the payment of such money.
Entry by Landlord.  Landlord and its agents shall have the right to enter the Premises at all reasonable times for the purpose of examining or inspecting the same, to supply any services to be provided by Landlord hereunder, and make such alterations, repairs, improvements or additions to the Premises or to the Building of which they are a part as Landlord may deem necessary or desirable.  Tenant shall permit Landlord to show the Premises to prospective tenants and place "For Lease" or "For Sale" signs on the Premises or in such locations as will not reasonably interfere with Tenant's use of the Premises.  If Tenant or Tenant's agents or employees shall not be present to permit entry into the Premises at any time when for any reason entry therein shall be necessary in the reasonable judgment of Landlord to prevent injury or damage, Landlord or Landlord's agents or employees may enter same by master key or by forcible entry without liability therefor and without in any manner affecting the obligations, covenants, terms or conditions of this Lease.
Notices.  All notices or demands of every kind required or desired to be given by Landlord or Tenant hereunder shall be in writing and shall be deemed to have been properly given if personally served or sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the Landlord or Tenant at the addresses set forth in Paragraph H of the Summary of Basic Lease Terms., as the case may be, and such notice so mailed shall be deemed to have been delivered on the first business day following deposit in the mail or upon the refusal to accept notice.  Service may also be made by posting notice in a conspicuous place on the Premises when such notice is given from Landlord to Tenant and it shall be deemed given when so posted.  Landlord and Tenant shall each have the right from time to time to specify as its address for purposes of this Lease any other address in the United States of America upon five (5) days' advance notice thereof, given in accordance with this Section 18.13, to the other party.
Brokers.  Tenant warrants and represents that it has not dealt with any real estate broker or finder in connection with the transaction evidenced hereby except for the broker named in Paragraph J of the Summary of Basic Lease Terms, for whose commission Landlord shall be responsible, and Tenant hereby agrees to indemnify, defend, and hold Landlord harmless from and against any and all claims which may be made by any other broker or finder in connection with the transaction evidenced hereby.
Counterparts.  This Lease may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument.
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Addendum, Page A-12

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.
LANDLORD:

NIEBUR GOLF DEVELOPMENT, LLC,
 a Colorado limited liability company

By: ___________________________________________________
Name:  _______________________________________________
Title:  ________________________________________________

TENANT:

VENAXIS, INC.,
 a Colorado corporation

By:  ___________________________________________________
Name:  _______________________________________________
Title:   ________________________________________________

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Addendum, Page A-13

EXHIBIT A
TO
LEASE

Diagram Showing The Location Of The Premises

[Floor Plan]

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Addendum, Page A-14

EXHIBIT B
TO
LEASE

Landlord's Work

This Exhibit B is attached to and made a part of that certain Lease Agreement dated as of October 16, 2015, between VENAXIS, INC., a Colorado corporation, as "Tenant", and NIEBUR GOLF DEVELOPMENT, LLC, a Colorado limited liability company, as "Landlord", for Premises in the Property located at 1585 S. Perry Street, Castle Rock, Colorado  80104 (the "Lease").  Capitalized terms used in this Exhibit without further definition have the meanings given to them in the Lease.
A.            On or before the date that is thirty (30) days after the Effective Date, Landlord shall, at Landlord's cost and expense and in a good and workmanlike manner, construct an interior wall demising the Premises from the remainder of the Building in the location of that portion of the boundary of the Premises shown on Exhibit "A" attached to the Lease that does not run along an outside wall of the Building ("Landlord's Work").  In constructing such demising wall Landlord shall provide Tenant with access reasonably approved by Tenant from the Premises to that portion of the Common Areas labeled as "Common Area/Loading" on Exhibit "A" to the Lease.

B.            Landlord may perform Landlord's Work contemporaneously with Tenant's construction of any tenant improvements or alterations to the Premises and with any occupancy of the Premises by Tenant.  Landlord shall use Landlord's best efforts not to interfere with Tenant's use of the Premises or completion of Tenant improvements or alterations while such Landlord's Work is completed.

C.            Landlord's Work shall be deemed substantially completed notwithstanding that minor or non-material details of construction, mechanical adjustment or decoration (so-called "punchlist items") remain to be performed.  In the event of any dispute as to the Landlord's Work performed or required to be performed hereunder, the certificate of Landlord's contractor shall be conclusive.

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Addendum, Page A-15

EXHIBIT B
TO ADDENDUM
 Other Personal Property
1.	Approximately 22 staff cubicles, shelving and chairs in the area denoted as "Cubicle Area" on the floor plan attached to the Leaseback Agreement as Exhibit "A.".
2.	Conference table and associated chairs in the area denoted as "Cubicle Area" on the floor plan attached to the Leaseback Agreement as Exhibit "A.".
3.	Conference table and associated chairs in the conference room in the southeast corner of the building.
4.	Eating table and associated chairs in the kitchen area on the southeast section of the Building.
5.	Back-up generator located on a pad across the drive from the building constructed on the Property, the value of which Buyer and Seller have agreed for conveyance purposes is $3,000, and which amount has been included in the Purchase Price.